Exhibit 10.1

--------------------------------------------------------------------------------

                           REVOLVING CREDIT AGREEMENT

                          Dated as of February 28, 2002

                                      among

                             WATTS INDUSTRIES, INC.,
                              WATTS REGULATOR CO.,
                          WATTS INDUSTRIES EUROPE B.V.,

                    THE LENDERS LISTED ON SCHEDULE 1 HERETO,

                                       and

                  FLEET NATIONAL BANK, as Administrative Agent

                                      with

                 Fleet Securities, Inc. having acted as Arranger

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

1. DEFINITIONS AND RULES OF INTERPRETATION.................................. 1
    1.1.   Definitions...................................................... 1
    1.2.   Rules of Interpretation.......................................... 24

2. THE REVOLVING CREDIT FACILITY............................................ 26
    2.1.   Commitment to Lend............................................... 26
    2.2.   Facility Fee; Utilization Fee.................................... 26
            2.2.1.   Facility Fee........................................... 26
            2.2.2.   Utilization Fee........................................ 26
    2.3.   Reduction of Total Commitment.................................... 27
    2.4.   The Revolving Credit Notes....................................... 27
    2.5.   Interest on Revolving Credit Loans............................... 27
    2.6.   Requests for Revolving Credit Loans.............................. 28
            2.6.1.   General................................................ 28
            2.6.2.   Swing Line............................................. 29
    2.7.   Conversion Options............................................... 29
            2.7.1.   Conversion to Different Type of Revolving Credit Loan.. 29
            2.7.2.   Continuation of Type of Revolving Credit Loan.......... 30
            2.7.3.   Eurocurrency Rate Loans................................ 30
    2.8.   Funds for Revolving Credit Loan.................................. 31
            2.8.1.   Funding Procedures..................................... 31
            2.8.2.   Advances by Administrative Agent....................... 31
    2.9.   Settlements...................................................... 32
            2.9.1.   General................................................ 32
            2.9.2.   Failure to Make Funds Available........................ 32
            2.9.3.   No Effect on Other Lenders............................. 33
    2.10.  Optional Currency................................................ 33
            2.10.1.  Request for Euros...................................... 33
            2.10.2.  Denominations.......................................... 34
            2.10.3.  Repayment.............................................. 34
            2.10.4.  Funding................................................ 35

3. REPAYMENT OF THE REVOLVING CREDIT LOANS.................................. 35
    3.1.   Maturity......................................................... 35
    3.2.   Mandatory Repayments of Revolving Credit Loans................... 35
            3.2.1.   General................................................ 35
            3.2.2.   Proceeds of Certain Events............................. 35
    3.3.   Optional Repayments of Revolving Credit Loans.................... 36

4. CERTAIN GENERAL PROVISIONS............................................... 36
    4.1.   Closing Fee...................................................... 36
    4.2.   Administrative Agent's Fee....................................... 36
    4.3.   Funds for Payments............................................... 37

            4.3.1.   Payments to Administrative Agent....................... 37
            4.3.2.   No Offset, etc......................................... 37
            4.3.3.   Non-U.S. Lenders....................................... 37
    4.4.   Computations..................................................... 38
    4.5.   Inability to Determine Eurocurrency Rate......................... 39
    4.6.   Illegality....................................................... 39
    4.7.   Additional Costs, etc............................................ 40
    4.8.   Capital Adequacy................................................. 41
    4.9.   Certificate...................................................... 41
    4.10.  Indemnity........................................................ 42
    4.11.  Interest After Default........................................... 42
    4.12.  Currency Matters................................................. 42
    4.13.  Lending Office................................................... 43

5. GUARANTIES............................................................... 43
    5.1.   General.......................................................... 43
    5.2.   Guaranty from Domestic Borrower.................................. 43
    5.3.   Guaranty Absolute................................................ 43
    5.4.   Effectiveness, Enforcement....................................... 45
    5.5.   Waiver........................................................... 45
    5.6.   Subordination; Subrogation....................................... 45
    5.7.   Payments......................................................... 46
    5.8.   Receipt of Information........................................... 46

6. REPRESENTATIONS AND WARRANTIES........................................... 46
    6.1.   Corporate Authority.............................................. 47
            6.1.1.   Incorporation; Good Standing........................... 47
            6.1.2.   Authorization.......................................... 47
            6.1.3.   Enforceability......................................... 47
    6.2.   Governmental Approvals........................................... 47
    6.3.   Title to Properties; Leases...................................... 48
    6.4.   Financial Statements and Projections............................. 48
            6.4.1.   Fiscal Year............................................ 48
            6.4.2.   Financial Statements................................... 48
            6.4.3.   Projections............................................ 48
            6.4.4.   Solvency............................................... 48
    6.5.   No Material Adverse Changes, etc................................. 49
    6.6.   Franchises, Patents, Copyrights, etc............................. 49
    6.7.   Litigation....................................................... 49
    6.8.   No Materially Adverse Contracts, etc............................. 49
    6.9.   Compliance with Other Instruments, Laws, etc..................... 49
    6.10.  Tax Status....................................................... 49
    6.11.  No Event of Default.............................................. 50
    6.12.  Holding Company and Investment Company Acts...................... 50
    6.13.  Absence of Financing Statements, etc............................. 50
    6.14.  Certain Transactions............................................. 50
    6.15.  Employee Benefit Plans........................................... 51

            6.15.1.   In General............................................ 51
            6.15.2.   Terminability of Welfare Plans........................ 51
            6.15.3.   Guaranteed Pension Plans.............................. 51
            6.15.4.   Multiemployer Plans................................... 51
    6.16.  Use of Proceeds.................................................. 52
            6.16.1.   General............................................... 52
            6.16.2.   Regulations U and X................................... 52
            6.16.3.   Ineligible Securities................................. 52
            6.16.4.   Indenture Debt........................................ 52
    6.17.  Environmental Compliance......................................... 52
    6.18.  Subsidiaries, etc................................................ 54
    6.19.  No Withholding, Etc.............................................. 54
    6.20.  No Filing, Recording Required.................................... 54
    6.21.  Indenture Debt................................................... 54
    6.22.  Disclosure....................................................... 55
    6.23.  Insurance........................................................ 55
    6.24.  Dutch Companies.................................................. 55

7. AFFIRMATIVE COVENANTS.................................................... 55
    7.1.   Punctual Payment................................................. 56
    7.2.   Maintenance of Office............................................ 56
    7.3.   Records and Accounts............................................. 56
    7.4.   Financial Statements, Certificates and Information............... 56
    7.5.   Notices.......................................................... 57
            7.5.1.   Defaults............................................... 57
            7.5.2.   Environmental Events................................... 58
            7.5.3.   Notification of Claim Against Assets................... 58
            7.5.4.   Notice of Litigation and Judgments..................... 58
    7.6.   Legal Existence; Maintenance of Properties....................... 58
    7.7.   Insurance........................................................ 59
    7.8.   Taxes............................................................ 59
    7.9.   Inspection of Properties and Books, etc.......................... 59
            7.9.1.   General................................................ 59
            7.9.2.   Appraisals............................................. 60
            7.9.3.   Communications with Accountants........................ 60
    7.10.  Compliance with Laws, Contracts, Licenses, and Permits........... 60
    7.11.  Employee Benefit Plans........................................... 61
    7.12.  Use of Proceeds.................................................. 61
    7.13.  Fair Labor Standards Act......................................... 61
    7.14.  Additional Subsidiaries.......................................... 61
    7.15.  New Guarantors................................................... 61
    7.16.  Amendments to Governing Documents................................ 62
    7.17.  Further Assurances............................................... 62
    7.18.  Post-Closing Covenant............................................ 63

8. CERTAIN NEGATIVE COVENANTS............................................... 63
    8.1.   Restrictions on Indebtedness..................................... 63

    8.2.   Restrictions on Liens............................................ 65
    8.3.   Restrictions on Investments...................................... 67
    8.4.   Restricted Payments.............................................. 68
    8.5.   Merger, Consolidation and Disposition of Assets.................. 68
            8.5.1.   Mergers and Acquisitions............................... 68
            8.5.2.   Disposition of Assets.................................. 70
    8.6.   Sale and Leaseback............................................... 71
    8.7.   Compliance with Environmental Laws............................... 71
    8.8.   Employee Benefit Plans........................................... 71
    8.9.   Business Activities.............................................. 72
    8.10.  Fiscal Year...................................................... 72
    8.11.  Transactions with Affiliates..................................... 72
    8.12.  Modification of Governing Documents.............................. 72
    8.13.  Indenture Debt................................................... 72

9. FINANCIAL COVENANTS...................................................... 73
    9.1.   Leverage Ratio................................................... 73
    9.2.   Fixed Charge Coverage Ratio...................................... 73
    9.3.   Consolidated Net Worth........................................... 73

10. CLOSING CONDITIONS...................................................... 73
    10.1.  Loan Documents, etc.............................................. 73
            10.1.1.   Loan Documents........................................ 73
            10.1.2.   Indenture Debt Documents.............................. 73
    10.2.  Certified Copies of Governing Documents.......................... 73
    10.3.  Corporate or Other Action........................................ 73
    10.4.  Incumbency Certificate........................................... 74
    10.5.  Uniform Commercial Code Searches................................. 74
    10.6.  Certificates of Insurance........................................ 74
    10.7.  Opinions of Counsel.............................................. 74
    10.8.  Payment of Fees.................................................. 74
    10.9.  Payoff Letter.................................................... 74
    10.10. Disbursement Instructions........................................ 75

11. CONDITIONS TO ALL BORROWINGS............................................ 75
    11.1.  Representations True; No Event of Default........................ 75
    11.2.  No Legal Impediment.............................................. 75
    11.3.  Proceedings and Documents........................................ 75

12. EVENTS OF DEFAULT; ACCELERATION; ETC.................................... 75
    12.1.  Events of Default and Acceleration............................... 75
    12.2.  Termination of Commitments....................................... 78
    12.3.  Remedies......................................................... 79
    12.4.  Distribution of Proceeds......................................... 79
    12.5.  Judgement Currency............................................... 80

13. THE ADMINISTRATIVE AGENT................................................ 81
    13.1.  Authorization.................................................... 81
    13.2.  Employees and Agents............................................. 81

    13.3.  No Liability..................................................... 82
    13.4.  No Representations............................................... 82
            13.4.1.   General............................................... 82
            13.4.2.   Closing Documentation, etc............................ 82
    13.5.  Payments......................................................... 83
            13.5.1.   Payments to Administrative Agent...................... 83
            13.5.2.   Distribution by Administrative Agent.................. 83
            13.5.3.   Delinquent Lenders.................................... 83
    13.6.  Holders of Revolving Credit Notes................................ 84
    13.7.  Indemnity........................................................ 84
    13.8.  Administrative Agent as Lender................................... 84
    13.9.  Resignation...................................................... 84
    13.10. Notification of Defaults and Events of Default................... 84

14. ASSIGNMENT AND PARTICIPATION............................................ 85
    14.1.  Conditions to Assignment by Lenders.............................. 85
            14.1.1.   General Conditions.................................... 85
            14.1.2.   Assignment to Special Purpose Funding Vehicle......... 85
    14.2.  Certain Representations and Warranties; Limitations; Covenants... 86
    14.3.  Register......................................................... 87
    14.4.  New Revolving Credit Notes....................................... 88
    14.5.  Participations................................................... 88
    14.6.  Assignee or Participant Affiliated with the Borrowers............ 88
    14.7.  Miscellaneous Assignment Provisions.............................. 89
    14.8.  Assignment by Parent or the Borrowers............................ 89
    14.9.  Increase in Total Commitment..................................... 89

15. PROVISIONS OF GENERAL APPLICATIONS...................................... 92
    15.1.  Setoff........................................................... 92
    15.2.  Expenses......................................................... 93
    15.3.  Indemnification.................................................. 94
    15.4.  Treatment of Certain Confidential Information.................... 94
            15.4.1.   Confidentiality....................................... 94
            15.4.2.   Prior Notification.................................... 95
            15.4.3.   Other................................................. 95
    15.5.  Survival of Covenants, Etc....................................... 95
    15.6.  Notices.......................................................... 96
    15.7.  Governing Law; Consent to Jurisdiction; Waiver of Immunities..... 97
    15.8.  Headings......................................................... 98
    15.9.  Counterparts..................................................... 98
    15.10. Entire Agreement, Etc............................................ 98
    15.11. Waiver of Jury Trial............................................. 98
    15.12. Consents, Amendments, Waivers, Etc............................... 99
    15.13. Severability..................................................... 100

                                    Exhibits

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Loan Request
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Assignment and Acceptance
Exhibit E         Form of Election Request

                                    Schedules

Schedule 1        Lenders and Commitments
Schedule 2        Foreign Guarantors
Schedule 6.3      Title to Properties; Leases
Schedule 6.5      Restricted Payments
Schedule 6.7      Litigation
Schedule 6.17     Environmental Compliance
Schedule 6.18(a)  Subsidiaries
Schedule 6.18(b)  Joint Ventures and Partnerships
Schedule 8.1      Existing Indebtedness
Schedule 8.2      Existing Liens
Schedule 8.3(d)   Existing Investments
Schedule 8.3(h)   Existing Investments in Joint Ventures

                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT is made as of February 28, 2002, by and among (a) Watts Industries, Inc., a Delaware corporation having its principal place of business at 815 Chestnut Street, North Andover, Massachusetts 01845 (the "Parent"), (b) WATTS REgulator CO., a Massachusetts corporation having its principal place of business at 815 Chestnut Street, North Andover, Massachusetts 01845 (the "Domestic Borrower"), (c) Watts Industries Europe B.V., a private company with limited liability organized under the laws of The Netherlands, established at Eerbeek, The Netherlands, and with business address at Kollergang 14, 6961 LZ Eerbeek, The Netherlands (the "Foreign Borrower", and together with the Domestic Borrower, the "Borrowers" and each individually, a "Borrower"), (d) FLEET NATIONAL BANK, a national banking association and the other lending institutions listed on Schedule 1 and (e) FLEET NATIONAL BANK as administrative agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Acceding Lender. See ss.14.9.

      Administrative Agent. Fleet National Bank, acting as administrative agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with ss.15.9.

      Administrative Agent's Fee. See ss.4.2.

      Administrative Agent's Office. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

      Administrative Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

      Affiliate. Any Person which, directly or indirectly, controls, is controlled by or is under common control with any Borrower or any Lender, as the case may be. "Control" of a Person means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

      Applicable Margin. (a) For the period from the Closing Date through and including the Margin Modification Date, with respect to all Base Rate Loans, Euro Base Rate Loans, Eurocurrency Rate Loans and the Facility Fee, at any time of determination thereof, the applicable annual percentage rate set forth in the table below opposite the Debt Ratings with respect to Long Term Senior Debt of the Parent then in effect, subject to the provisions set forth below:

-------------------------------------------------------------------------------

       Debt Rating                           Applicable Margin
-------------------------------------------------------------------------------
                                               Eurocurrency
                                              Rate Loans and
                               Base Rate      Euro Base Rate      Facility
    S&P         Moody's         Loans             Loans             Fee
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
A- or better    A3 or better      0%              0.50%            0.10%
-------------------------------------------------------------------------------
BBB+            Baa1              0%              0.60%            0.15%
-------------------------------------------------------------------------------
BBB             Baa2              0%              0.70%           0.175%
-------------------------------------------------------------------------------
BBB-            Baa3              0%              0.80%            0.20%
-------------------------------------------------------------------------------
BB+             Ba1               0%              1.05%            0.25%
-------------------------------------------------------------------------------
Below BB+       Below Ba1         0%              1.30%           0.325%
-------------------------------------------------------------------------------

provided that (i) in the event of a split rating by the two rating agencies with respect to the same Long Term Senior Debt where such ratings differ only by one level, the higher rating shall determine the Applicable Margin, (ii) in the event of a split rating by the two rating agencies with respect to the same Long Term Senior Debt where such ratings differ by more than one level, the rating level that is one level above the lower level shall determine the Applicable Margin, (iii) in the event that only one of the two rating agencies issues a Debt Rating, such rating shall determine the Applicable Margin, (iv) in the event that different types or series of Long Term Senior Debt have different Debt Ratings, the Long Term Senior Debt with the highest Debt Ratings will be used to determine the Applicable Margin, (v) determinations of the Applicable Margin, and any resulting adjustment of the effective interest rate with respect to Base Rate Loans and Eurocurrency Rate Loans and the Facility Fee, shall be made on the first day of each fiscal quarter (the "Adjustment Date") based on the Parent's Debt Rating as of the last day of the previous fiscal quarter and shall remain in effect until the next Adjustment Date, and all adjustments shall take effect on the applicable Adjustment Date, and (vi) in the event that S&P and Moody's and any Successor Rating Agency cease to issue Debt Ratings (other than as a result of the Margin Modification Date having occurred), the Administrative Agent, the Lenders and the Borrowers shall commence negotiations in good faith to agree on a new methodology for determining the Applicable Margin and until such new methodology has been agreed to in writing by the Borrowers and the Lenders, the Applicable Margin shall be two levels higher than the most recent Applicable Margin which was determined by a Debt Rating; and provided, further, in the event that there is a Successor Rating Agency or there is a change in rating terminology by S&P or Moody's, each of the Borrowers and the Required Lenders shall agree as to the amendment of the table set forth above taking into account the explanation of such new rating terminology by S&P, Moody's or such Successor Rating Agency, as the case may be, and its comparability to the Debt Ratings set forth in the table above; and (b) from and after the Margin Modification Date, with respect to all Base Rate Loans, Euro Base Rate Loans, Eurocurrency Rate Loans and the Facility Fee for each period commencing on a Leverage Adjustment Date through the date immediately preceding the next Leverage Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Parent and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

-----------------------------------------------------------------------
                                           Eurocurrency
                                           Loans and Rate
               Leverage       Base Rate    Euro Base Rate    Facility
  Level         Ratio           Loans         Loans            Fee
-----------------------------------------------------------------------
    I      Greater than or
           equal to              0%           1.30%           0.325%
           2.75:1.00
-----------------------------------------------------------------------
    II     Less than
           2.75:1.00 but         0%           1.05%           0.250%
           greater than or
           equal to
           2.25:1.00
-----------------------------------------------------------------------
   III     Less than
           2.25:1.00 but         0%           0.80%           0.200%
           greater than or
           equal to
           1.75:1.00
-----------------------------------------------------------------------
    IV     Less than
           1.75:1.00 but         0%           0.70%           0.175%
           greater than or
           equal to
           1.25:1.00
-----------------------------------------------------------------------
    IV     Less than             0%           0.60%           0.150%
           1.25:1.00
-----------------------------------------------------------------------

      Notwithstanding the foregoing, (a) for the Revolving Credit Loans outstanding and the Facility Fee payable during the period commencing on the Margin Modification Date through the date immediately preceding the first Leverage Adjustment Date to occur after the Margin Modification Date, the Applicable Margin shall be based on the Parent's Leverage Ratio as of the fiscal quarter most recently ended prior to the Margin Modification Date, and (b) if the Parent fails to deliver any Compliance Certificate pursuant to ss.7.4(c) hereof then, for the period commencing on the next Leverage Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Leverage Applicable Margin shall be the highest Applicable Margin set forth above.

      Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Parent or any of its Subsidiaries.

      Arranger. Fleet Securities, Inc.

      Asset Sale. Any one or series of related transactions in which any Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to such Borrower or any Subsidiary of such Borrower) whether owned on the Closing Date or thereafter acquired.

      Assignment and Acceptance. See ss.14.1.

      Balance Sheet Date. December 31, 2000.

      Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

      Base Rate Loans. Revolving Credit Loans denominated in Dollars and bearing interest calculated by reference to the Base Rate.

      Borrowers. As defined in the preamble hereto.

      Business Day. Any day other than a Saturday or a Sunday on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in addition, (a) if Eurocurrency Rate Loans denominated in Dollars are involved, a day which is also a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith, and (b) if Eurocurrency Rate Loans denominated in Euros are involved, a day which is also a day on which (i) dealings and exchange in Dollars and in the Euro are carried on in the London interbank market and a day upon which such clearing system as is determined by the Administrative Agent to be suitable for clearing or settlement of the Euro is open for business) and (ii) Euro settlements of such dealings may be effected in New York, New York and London, England.

      Capital Expenditures. Amounts paid or Indebtedness incurred by the Parent or any of its Subsidiaries in connection with (a) the purchase or lease by the Parent or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (b) the lease of any assets by the Parent or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

      Capitalized Leases. Leases under which the Parent or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      CERCLA. See ss.6.17(a).

      Change of Control. An event or series of events by which (a) George B. Horne, Timothy P. Horne, Frederic B. Horne, David H. Horne, Deborah Horne, Peter
W. Horne and their descendants (or any trusts (including any voting trusts) or similar entities established for their benefit or that of their descendants) (collectively, the "Horne Investors") shall at any time cease to own, legally or beneficially, at least fifty-one percent (51%) (by number of votes) of the Voting Stock of the Parent; (b) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent (except to the extent that individuals who at the beginning of such twelve (12) month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Parent or (y) nominated for election by a majority of the remaining members of the board of directors of the Parent and thereafter as elected as directors by shareholders of the Parent); or (c) except for directors' qualifying shares in jurisdictions where such qualifying shares are required, the Parent shall fail to own directly or indirectly, one hundred percent (100%) of the Capital Stock of each of the Borrowers and the other Guarantors.

      Closing Date. The first date on which the conditions set forth inss.10 have been satisfied and any Revolving Credit Loans are to be made.

      Closing Fee. See ss.4.1.

      Code. The Internal Revenue Code of 1986.

      Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to the Borrowers, as the same may be modified pursuant to ss.14.9 hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Commitment Increase Request. See ss.14.9.

      Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

      Compliance Certificate. See ss.8.4(d).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Parent and its Subsidiaries, consolidated in accordance with GAAP.

      Consolidated EBITDA. With respect to the Parent and its Subsidiaries for any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Parent and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus
(ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (v) restructuring charges taken in the fiscal quarter ending December 31, 2001 and the fiscal year ending December 31, 2002 provided that the amount of such charges shall not exceed (A) $6,200,000 for the fiscal quarter ending December 31, 2001 and (B) $10,000,000 for the fiscal year ending December 31, 2002, minus (c) to the extent added in computing Consolidated Net Income, and without duplication, all noncash gains (including income tax benefits) for such period, in each case as determined in accordance with GAAP.

      Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Parent and its Subsidiaries, after deduction of all expenses, taxes (including franchise and foreign withholding taxes and any state single business or unitary tax of any Foreign Subsidiary), and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

      Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities (excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement Nos. 52 and 133), less, to the extent otherwise includable in the computations of Consolidated Net Worth, any subscriptions receivable.

      Consolidated Operating Cash Flow. For any period, an amount equal to (a) the sum of (i) Consolidated EBITDA for such period, less (b) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures made during such period.

      Consolidated Total Assets. The sum of (a) all assets ("consolidated balance sheet assets") of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, plus (b) without duplication, all assets leased by the Parent or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, plus (c) without duplication, all sold receivables referred to in clause (g) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

      Consolidated Total Debt Service. With respect to the Parent and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Parent or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (provided, to the extent the Parent makes the scheduled principal repayment at maturity of the Senior Notes issued pursuant to the terms of the Senior Note Indenture with the proceeds of Refinanced Indenture Debt, that portion of such repayment which was paid with such proceeds shall be excluded from the subparagraph (i) which calculating Consolidated Total Debt Service), (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases,
(iv) in respect of any reimbursement obligations in respect of letters of credit or bankers acceptances due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by the Parent or any of its Subsidiaries (provided, for the avoidance of doubt, any Indebtedness of the Parent and its Subsidiaries consisting of derivative contracts shall not be included in the calculation of this subparagraph (b)). Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

      Consolidated Total Funded Debt. With respect to the Parent and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Parent and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding in excess of aggregate amount equal to $20,000,000, and bankers' acceptances plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Parent or any of its Subsidiaries. For the avoidance of doubt, any Indebtedness of the Parent and its Subsidiaries consisting of derivative contracts shall not be included as Consolidated Total Funded Debt.

      Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Parent and its Subsidiaries during such period on all Indebtedness of the Parent and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, utilization fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

      Consolidated Total Liabilities. All liabilities of the Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Parent and its Subsidiaries and all other Indebtedness of the Parent and its Subsidiaries, whether or not so classified.

      Conversion Request. A notice given by a Borrower to the Administrative Agent of such Borrower's election to convert or continue a Revolving Credit Loan in accordance with ss.2.7.

      Credit Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      Debt Rating. At the relevant time of reference thereto, the rating issued from time to time (whether on a preliminary basis or otherwise) by S&P or Moody's or such other rating service or services as the Borrowers may designate from time to time with the consent of the Required Lenders (each a "Successor Rating Agency") with respect to unsecured Indebtedness of the Parent not maturing within twelve (12) months, the repayment obligations of the Parent thereunder are not supported or otherwise enhanced by any of other Person (including, without limitation, supported by any letter of credit or other instrument, agreement, or document issued by any other Person, and not subordinated by its terms in right of payment to other unsecured Indebtedness of the Parent (such Indebtedness, "Long Term Senior Debt").

      Default. See ss.12.1.

      Delinquent Lender. See ss.13.5.3.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, other than dividends payable solely in shares of common stock of such Parent or Subsidiary; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Parent or any of its Subsidiaries to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Parent or any of its Subsidiaries.

      Dollar Equivalent. On any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in Euros, the amount (as conclusively ascertained by the Administrative Agent absent manifest error) of Dollars which could be purchased by the Administrative Agent (in accordance with its normal banking practices) in the London foreign currency deposit markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Borrower. As defined in the preamble hereto.

      Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Domestic Subsidiary. Any Subsidiary which is not a Foreign Subsidiary.

      Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.7.

      Dutch Companies. Collectively, the Foreign Borrower and Watts Ocean.

      Effective Commitment Amount. See ss.14.9.

      Election Request. See definition of "Foreign Guarantor".

      Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Parent or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

      Environmental Laws. See ss.6.17(a).

      EPA. See ss.6.17(b).

      Equity Issuance. The sale or issuance by the Parent or any of its Subsidiaries of any of its Capital Stock.

      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with the Parent under ss.414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

      EURIBOR Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Euros, the rate of interest equal to (a) the per annum rate determined by the Administrative Agent to be the rate at which deposits in Euro appear on the Reuters Screen EURIBOR01 as of 11:00 a.m. (Brussels time) on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period; provided, that if such rate does not appear on the Reuters Screen EURIBOR01, the EURIBOR Rate shall be an interest rate per annum equal to the arithmetic mean determined by the Administrative Agent (rounded upwards to the nearest 0.01%) of the rates per annum at which deposits in Euro are offered by three (3) major banks in the Eurocurrency Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period to other leading banks in the Eurocurrency Interbank Market rate at which deposits in Euro are offered, adjusted for reserves, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable

      Euro or e. The euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

      Euro Base Rate. The annual rate of interest announced from time to time by the Swing Line Lender at its London branch as its "base rate" or "prime rate" for loans denominated in Euros.

      Euro Base Rate Loans. Swing Line Loans to the Foreign Borrower bearing interest calculated by reference to the Euro Base Rate.

      Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and Euros are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

      Eurocurrency Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurocurrency Rate Loans.

      Eurocurrency Rate. (a) With respect to amounts denominated in Euros, the EURIBOR Rate, and (b) with respect to amounts denominated in Dollars, the LIBOR Rate.

      Eurocurrency Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Eurocurrency Rate.

      Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Euro Notice. See ss.2.10.1.

      Event of Default. See ss.12.1.

      Existing Credit Agreement. The Amended and Restated Revolving Credit and Term Loan Agreement, dated as of March 27, 1998, by and among the Parent, WIC, the Domestic Borrower, the "Banks" party thereto and defined therein and Fleet National Bank (f/k/a BankBoston, N.A.), as administrative agent and competitive bid agent, as amended and in effect from time to time.

      Facility Fee. See ss.2.2.1.

      Fee Letter. The fee letter, dated on or prior to the Closing Date, among the Borrowers, the Administrative Agent and the Arranger, as amended and in effect from time to time.

      Fees. Collectively, the Facility Fee, the Utilization Fee, the Administrative Agent's Fee and the Closing Fee.

      Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted byss.4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.ss.1843).

      Fixed Charge Coverage Ratio. As of any date of determination, the ratio of
(a) Consolidated Operating Cash Flow for the Reference Period most recently ended to (b) Consolidated Total Debt Service for such Reference Period; provided, however, when calculating the Fixed Charge Coverage Ratio for any period in which a Permitted Acquisition has occurred, the calculation of the Fixed Charge Coverage Ratio shall be made on a Pro Forma Basis.

      Fleet. Fleet National Bank, a national banking association, in its individual capacity and, for purposes of making any Revolving Credit Loans to the Foreign Borrower, if so directed by Fleet, Fleet Bank (Europe) Ltd., in its individual capacity.

      Foreign Borrower. As defined in the preamble hereto.

      Foreign Guarantor. Collectively, (a) each Foreign Subsidiary of the Parent or any Borrower existing on the Closing Date and set forth on Schedule 2 hereto and (b) any Foreign Subsidiary of the Parent which shall have delivered to the Administrative Agent an election to become a Foreign Guarantor, in substantially the form of Exhibit E hereto (the "Election Request"), duly executed by such Foreign Subsidiary, the Parent and the Borrowers and which Election Request shall have been approved in writing by the Required Lenders, provided, as to Watts Eurotherm, Watts GRC and Watts Intermes, such Election Request shall only be required to be approved by the Administrative Agent.

      Foreign Subsidiary. Any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

      GAAP or generally accepted accounting principles. (a) When used in ss.9, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal period ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Parent reflected in its financial statements for the fiscal period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

      Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Parent or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranties. Collectively, (a) the Guaranties, dated or to be dated on or prior to the Closing Date made by the Guarantors in favor of the Lenders and the Administrative Agent, and (b) the Guaranties dated as of the date required by ss.7.15 hereof made by the applicable Guarantors in favor of the Lenders and the Administrative Agent, and in each case pursuant to which each Guarantor guaranties to the Lenders and the Administrative Agent the payment and performance of the Obligations and in form and substance satisfactory to the Lenders and the Administrative Agent.

      Guarantors. Collectively, (a) the Parent, (b) WIC, (c) each Material Domestic Subsidiary of WIC existing on the Closing Date other than the Domestic Borrower, (d) each Foreign Subsidiary of the Parent or any Borrower existing on the Closing Date and set forth on Schedule 2 hereto, and (e) each other Subsidiary of the Parent which elects to or is otherwise required to become a Guarantor from time to time pursuant to ss.7.15. Each such Person shall be a party to a Guaranty.

      Hazardous Substances. See ss.6.17(b).

      Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, interest rate exchange agreement, forward currency exchange agreement, forward rate currency agreement or other similar agreement or arrangement to which the Parent or any of its Subsidiaries and any Lender is a party, designed to protect the Parent or any of its Subsidiaries against fluctuations in interest rates, exchange rates or forward rates.

      Horne Investors. As such term is defined in the definition of "Change of Control".

      Immaterial Domestic Subsidiary. Any Domestic Subsidiary of the Parent which is not a Material Domestic Subsidiary.

      Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a) every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

            (e) every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any Synthetic Lease,

            (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such

Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

            (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

            (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

            (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers or any of their wholly owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      Indenture Debt. Unsecured Indebtedness of the Parent permitted byss.8.1(c) and evidenced by the Indenture Debt Documents.

      Indenture Debt Documents. Collectively, the Senior Note Indenture, the Senior Notes and any amendments, supplements or modifications thereto permitted by ss.8.1(c) (including the Referenced Indenture Debt Documents).

      Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.ss.24, Seventh), as amended.

      Interest Payment Date. (a) As to any Base Rate Loan or Euro Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan or Euro Base Rate Loan, as the case may be; and (b) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan or Euro Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurocurrency Rate Loan, one (1), two (2), three (3) or six (6) months; and (b) thereafter, each period commencing on the last day of the then ending Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

            (B) if any Interest Period with respect to a Base Rate Loan or Euro Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C) if the Borrowers shall fail to give notice as provided in ss.2.7, (i) for Revolving Credit Loans denominated in Dollars, the Borrowers shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto and (ii) for Revolving Credit Loans denominated in Euros, the Foreign Borrower shall be deemed to have requested a continuation of such Revolving Credit Loan as such on the last day of the then current Interest Period with respect thereto for an Interest Period of one (1) month;

            (D) subject to paragraph (A) above, any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

            (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Lender Affiliate. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      Lender Increase Notice. See ss.14.9.

      Lenders. Fleet and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to ss.14.

      Leverage Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Parent pursuant to ss.7.4(c).

      Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date; provided, however, when calculating the Leverage Ratio for any period in which a Permitted Acquisition has occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

      LIBOR Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. (London time) on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four (4) major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time) on the second Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that LIBOR Rate pursuant to a Eurocurrency Rate Loan denominated in Dollars cannot be determined.

      Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      Loan Documents. This Credit Agreement, the Revolving Credit Notes, the Guaranties and the Fee Letter.

      Loan Request. See ss.2.6.

      Long Term Senior Debt. See definition of "Debt Rating".

      Mandatory Costs. With respect to any Lender or the Administrative Agent, any cost of compliance by such Lender or the Administrative Agent with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) and/or (b) the requirements of the European Central Bank.

      Margin Modification Date. The date on which the Parent either (a) repays the Indenture Debt evidenced by the Senior Note Indenture without the proceeds of refinancing indebtedness or (b) refinances the Indenture Debt evidenced by the Senior Note Indenture and the Senior Notes with the proceeds of a private Indebtedness issuances for which no Debt Rating is available and, as a result of such repayment or refinancing, as the case may be, the Parent ceases to have a Debt Rating issued by either S&P or Moody's.

      Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

      (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of the Parent or any Borrower, individually or the Parent and its Subsidiaries, taken as a whole;

      (b) an adverse effect on the ability of the Parent or any of its Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

      (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document.

      Material Domestic Subsidiary. As at any date of determination, any Domestic Subsidiary of the Parent with respect to which any of the following criteria has been met: (a) the aggregate revenue generated by such Domestic Subsidiary equals or exceeds an amount equal to one percent (1%) of the consolidated aggregate revenues generated by the Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters most recently ended, (b) the aggregate book value of the assets of such Domestic Subsidiary equals or exceeds one percent (1%) of the then current book value of all of the assets of the Parent and its Subsidiaries, (c) whose assets exceed $5,000,000 in aggregate book value, or (d) the Administrative Agent in its reasonable discretion, deems such Domestic Subsidiary to be material. A Domestic Subsidiary that is a Material Domestic Subsidiary at any date pursuant to this definition shall continue to be or be deemed to be a Material Domestic Subsidiary at all times thereafter, without regard to the results of any future re-determination pursuant to this definition.

      Moody's. Moody's Investors Services, Inc.

      Multiemployer Plan. Any multiemployer plan within the meaning ofss.3(37) of ERISA maintained or contributed to by the Parent or any ERISA Affiliate.

      Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable transaction expenses (including, without limitation, underwriting discounts and commissions) incurred in connection with such a sale or other issuance.

      Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonable direct expenses actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

      Obligations. All indebtedness, obligations and liabilities of the Parent and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Hedging Agreement or in respect of any of the Revolving Credit Loans made or any of the Revolving Credit Notes or other instruments at any time evidencing any thereof.

      Other Labor Regulations. See ss.7.13.

      outstanding. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

      Overnight Rate. For any day (a) as to Revolving Credit Loans denominated in Dollars, the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent, and (b) as to Revolving Credit Loans denominated in Euros, the rate of interest per annum at which overnight deposits in the Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent to major banks in the London interbank market.

      Parent. As defined in the preamble hereto.

      PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Acquisition. See ss.8.5.1.

      Permitted Liens. Liens permitted by ss.8.2.

      Person. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

      Pro Forma Basis. Following any proposed Permitted Acquisition, the Consolidated Total Debt Service, Consolidated Total Funded Debt (or, in the case of Consolidated Total Interest Expense, all Indebtedness), Consolidated EBITDA and Capital Expenditures for the fiscal quarter in which such Permitted Acquisition occurred and each of the three Fiscal quarters immediately following such Permitted Acquisition being calculated with reference to the audited historical financial results of Person so acquired together with any interim financial results of such Person so acquired prepared since the date of the last audited financial statements and prepared in a manner consistent with past practices (or, to the extent such Person so acquired has no audited historical financial results, the management prepared financial results of such Person so acquired, with such results to be in form and substance reasonably acceptable to the Administrative Agent), and the Parent and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition (and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period) in the manner described in
(i), (ii) and (iii) below; provided, however, that, in each case, in the event that either no historical financial results are available with respect to the Person to be acquired, the Person to be acquired is not a separate legal entity, the Parent or Subsidiary effecting the acquisition is acquiring only assets of another Person or, in the Administrative Agent's reasonable discretion it determines the historical financial results do not adequately reflect the financial results of the Person or assets to be acquired, such calculations shall be made with reference to reasonable estimates of such past performance made by the Parent based on existing data and other available information, such estimates to be acceptable to the Administrative Agent:

            (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Acquired Party or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the deemed incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

            (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of
      (a) the arithmetic mean of (x) the LIBOR Rate for Eurocurrency Rate Loans denominated in Dollars having an Interest Period of one month in effect on the first day of the Test Period and (y) the LIBOR Rate for Eurocurrency Rate Loans denominated in Dollars having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin for the applicable Type of Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

            (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Administrative Agent in writing shall be deemed to have been realized on the first day of the Test Period.

      Rate Adjustment Period. As defined in the definition of "Applicable
Margin".

      Rate of Exchange. See ss.2.10.2.

      RCRA. See ss.6.17(a).

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of its Subsidiaries.

      Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

      Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

      Refinanced Indenture Debt. See ss.8.1(c).

      Refinanced Indenture Debt Documents. Collectively, each of the promissory notes, instruments and other documents evidencing any of the Refinanced Indenture Debt, each of which shall be in form and substance satisfactory to the Lenders.

      Register. See ss.14.3.

      Release. See ss.6.17(c).

      Required Lenders. As of any date, (a) if there are fewer than three (3) Lenders on such date, all the Lenders and (b) if there are three (3) or more Lenders on such date, the Lenders holding an aggregate of at least fifty-one percent (51%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitutes at least fifty-one percent (51%) of the Total Commitment.

      Restricted Payment. In relation to the Parent and its Subsidiaries, any
(a) Distribution, (b) payment or prepayment by the Parent or its Subsidiaries to
(i) the Parent's or any Subsidiary's shareholders (or other equity holders) or
(ii) any Affiliate of the Parent or any Subsidiary or any Affiliate of the Parent's or such Subsidiary's shareholders (or other equity holders), in each case other than a payment to the Domestic Borrower, (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Parent or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Parent or such Subsidiary or (d) payment in respect of any phantom stock or similar interests.

      Revolving Credit Loan Maturity Date. February 28, 2005.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to ss.2.

      Revolving Credit Notes. See ss.2.4.

      Sale and Leaseback Transaction. See ss.8.6.

      Same Day Funds. With respect to disbursements and payments in (a) Dollars, immediately available funds, and (b) Euros, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euros.

      SARA. See ss.6.17(a).

      Senior Note Indenture. That certain Indenture, dated as of December 1, 1991, between the Parent and The First National Bank of Boston, as Trustee.

      Senior Notes. Collectively, the 8 3/8% Notes Due 2003 in the initial aggregate principal amount of $75,000,000 issued pursuant to the terms and conditions of the Senior Note Indenture.

      Settlement. The making or receiving of payments, in Same Day Funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

      Settlement Amount. See ss.2.9.1.

      Settlement Date. (a) Any Business Day so requested by the Administrative Agent, and if no request has been made, the date which is the thirtieth (30th) Business Day following the Drawdown Date of the applicable Swing Line Loan made to the applicable Borrower pursuant to ss.2.6.2, (b) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrowers' account become aware of the existence of an Event of Default, (c) any Business Day on which the amount of Revolving Credit Loans outstanding from Fleet is equal to or greater than Fleet's Commitment Percentage of the Total Commitment, or (d) as to a Swing Line Loan to the Domestic Borrower, any day on which any conversion of a Base Rate Loan to a Eurocurrency Rate Loan occurs.

      Settling Lender. See ss.2.9.1.

      S&P. Standard & Poor's Ratings Group.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Successor Rating Agency. See definition of "Debt Rating".

      Swing Line Lender. Fleet.

      Swing Line Loans. See ss.2.6.2.

      Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

      TARGET Settlement Day. Any day on which the Trans-European Automated Real-Time Gross Settlement Transfer (TARGET) System is open.

      Test Period. The period of all fiscal quarters (and any portion of a fiscal quarter) included in any covenant calculation and occurring prior to the date of such Permitted Acquisition as set forth in the definition of "Pro Forma Basis".

      Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

      Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

      Utilization Fee. See ss.2.2.2.

      Utilized Amount. As of any date of determination, the aggregate amount of the Revolving Credit Loans (including, without limitation, the Swing Line Loans) outstanding on such date.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      Watts Cazzaniga. Watts Cazzaniga S.p.A., a private company with limited liability organized under the laws of Italy and a wholly owned Subsidiary of the Parent.

      Watts Eurotherm. Watts Eurotherm SA, a private company with limited liability organized under the laws of France and a wholly-owned Subsidiary of the Parent.

      Watts Germany. Watts MTR GmbH Germany, a private company with limited liability organized under the laws of Germany and a wholly-owned Subsidiary of the Parent.

      Watts GRC. Watts GRC Control SA, a private company with limited liability organized under the laws of Spain and a wholly-owned Subsidiary of the Parent.

      Watts Intermes. Watts Intermes S.r.l., a private company with limited liability organized under the laws of Italy and a wholly owned Subsidiary of the Parent.

      Watts Ocean. Watts Ocean, a private company with limited liability organized under the laws of The Netherlands and a wholly owned Subsidiary of the Parent.

      WIC. Watts Investment Company, a Delaware corporation and a wholly owned Subsidiary of the Parent.

      1.2. Rules of Interpretation.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent, the Parent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

            (m) Unless otherwise expressly indicated, each reference to a specific amount denominated in Dollars shall also be deemed to be a reference to the Dollar Equivalent of such amount.

                        2. THE REVOLVING CREDIT FACILITY.

      2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrowers to the Administrative Agent given in accordance with ss.2.6.1, such sums in Dollars or, solely with respect to borrowings by (and at the request of) the Foreign Borrower and subject to ss.2.10, Euros, as are requested by the Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment; provided that the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment at such time; and provided, further, that the aggregate outstanding amount of the Revolving Credit Loans borrowed by the Foreign Borrower shall not at any time exceed $50,000,000. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request. Each Base Rate Loan shall be denominated in Dollars, and each Eurocurrency Rate Loan shall be denominated in Dollars, or subject to ss.2.10, in Euros.

      2.2. Facility Fee; Utilization Fee.

            2.2.1. Facility Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated daily on the Total Commitment in effect on such date at the rate per annum of the Applicable Margin with respect to the Facility Fee as in effect from time to time. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

            2.2.2. Utilization Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a utilization fee (the "Utilization Fee") calculated daily on the Utilized Amount at the per annum rate equal to 0.125% for each day on which the Utilized Amount exceeds the product of
      (a) 0.50 multiplied by (b) the Total Commitment as in effect on such date. The Utilization Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3. Reduction of Total Commitment. The Borrowers shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Facility Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

      2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss.14 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. Each Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      2.5. Interest on Revolving Credit Loans. Except as otherwise provided in ss.4.11,

            (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) Each Revolving Credit Loan which is a Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurocurrency Rate determined for such Interest Period plus the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

            (c) Each Revolving Credit Loan which is a Euro Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Euro Base Rate plus the greater of (i) one percent (1%) and (ii) the Applicable Margin with respect to Euro Base Rate Loans as in effect from time to time.

      Each Borrower promises to pay interest on each Revolving Credit Loan made to it (and the Domestic Borrower promises to pay interest on all the Revolving Credit Loans) in arrears on each Interest Payment Date with respect thereto. Interest on the Revolving Credit Loans calculated by reference to the Base Rate shall be payable in Dollars, interest on the Revolving Credit Loans calculated by reference to the Eurocurrency Rate and which are denominated in Dollars shall be payable in Dollars, and interest on the Revolving Credit Loans calculated by reference to the Eurocurrency Rate and which are denominated in Euros shall be payable in Euros.

      2.6. Requests for Revolving Credit Loans.

            2.6.1. General. The applicable Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 10:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, (b) 10:00 a.m. (Boston time) on the third Business Day prior to the proposed Drawdown Date of any Eurocurrency Rate Loan to be denominated in Dollars and (c) 10:00 a.m. (Boston time) on the fifth Business Day prior to the proposed Drawdown Date of any Eurocurrency Rate Loan to be denominated in Euros; provided that any notice requesting a Revolving Credit Loan be made in Euros must comply with the requirements of this ss.2.6 and the requirements of a Euro Notice pursuant to ss.2.10. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested stated in Dollars, or, subject to ss.2.10, Euros,
      (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the applicable Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

            2.6.2. Swing Line. Unless a Default or Event of Default shall have occurred and be continuing, notwithstanding the notice and minimum amount requirements set forth in ss.2.6.1 (but subject to the second proviso of this sentence) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Swing Line Lender may, in its sole discretion and without conferring with the Lenders, make Revolving Credit Loans to the Borrowers in an amount as otherwise requested by any of the Borrowers; provided that the aggregate amount of all advances made pursuant to this ss.2.6.2 shall not exceed $10,000,000 at any time outstanding (each a "Swing Line Loan"); and provided, further, that the Foreign Borrower shall give to the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of any requested borrowing of a Swing Line Loan which is a Euro Base Rate Loan no later than 10:00 a.m. (Boston time) on the Business Day prior to the requested date of borrowing for such Swing Line Loan. Each Borrower acknowledges and agrees that the making of such Swing Line Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Revolving Credit Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1 and the requirements that the applicable provisions of ss.10 (in the case of Swing Line Loans made on the Closing Date) and ss.11 be satisfied. All actions taken by the Swing Line Lender pursuant to the provisions of this ss.2.6.2 shall be conclusive and binding on the Borrowers and the Lenders absent the Swing Line Lender's gross negligence or willful misconduct. Swing Line Loans made pursuant to this ss.2.6.2 to the Domestic Borrower shall be Base Rate Loans denominated in Dollars until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Swing Line Lender. Swing Line Loans made pursuant to this ss.2.6.2 to the Foreign Borrower shall be either (a) Base Rate Loans denominated in Dollars until converted in accordance with the provisions of the Credit Agreement or (b) at the Foreign Borrower's option (and subject to the discretion of the Swing Line Lender), Euro Base Rate Loans denominated in Euros and, prior to a Settlement, such interest shall be for the account of the Swing Line Lender.

      2.7. Conversion Options.

            2.7.1. Conversion to Different Type of Revolving Credit Loan. The applicable Borrower may elect from time to time to convert any outstanding Revolving Credit Loan denominated in Dollars to a Revolving Credit Loan of another Type denominated in Dollars, provided that (a) with respect to any such conversion of a Eurocurrency Rate Loan to a Base Rate Loan, the applicable Borrower shall give the Administrative Agent at least two (2) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, the applicable Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurocurrency Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by the applicable Borrower.

            2.7.2. Continuation of Type of Revolving Credit Loan. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in ss.2.7.1; provided that (a) as to any Eurocurrency Rate Loan denominated in Dollars, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge; and (b) as to any Eurocurrency Rate Loan denominated in Euros, no such Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing or the provisions of ss.2.10 hereof have not or cannot be met at the time of such continuation but shall be repaid by the Foreign Borrowers on the last day of the Interest Period relating thereto. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then (a) as to Eurocurrency Rate Loans denominated in Euros, such Eurocurrency Rate Loans shall be automatically continued as such on the last day of the first Interest Period relating thereto for a one (1) month Interest Period, and (b) as to Eurocurrency Rate Loans denominated in Dollars, such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

            2.7.3. Eurocurrency Rate Loans. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in the case of Eurocurrency Rate Loans denominated in Euros, that whole number which is nearest to the Dollar Equivalent of $1,000,000 or $500,000 as the case may be). With respect to any borrowing of, conversion to or continuation of Eurocurrency Rate Loans by (a) the Domestic Borrower, no more than six
      (6) Eurocurrency Rate Loans having different Interest Periods may be outstanding at any time to such Domestic Borrower, and (b) the Foreign Borrower, no more than six (6) Eurocurrency Rate Loans having different Interest Periods may be outstanding at any time to such Foreign Borrower.

      2.8. Funds for Revolving Credit Loan.

            2.8.1. Funding Procedures. Not later than noon (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in Same Day Funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss.ss.10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the applicable Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

            2.8.2. Advances by Administrative Agent. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times
      (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

      2.9. Settlements.

            2.9.1. General. On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (Boston time), give telephonic or facsimile notice (a) to the Lenders and the Borrowers of the respective outstanding amount of Swing Line Loans made by the Swing Line Lender on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Eurocurrency Rate Loans to be made (following the giving of notice pursuant to ss.2.6.1(b) or (c)) on such date pursuant to a Loan Request and (b) to the Lenders of the amount (a "Settlement Amount") that each Lender (a "Settling Lender") shall pay to effect a Settlement of any Revolving Credit Loan. A statement of the Administrative Agent submitted to the Lenders and the applicable Borrowers or to the Lenders with respect to any amounts owing under this ss.2.9 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than (i) 3:00 p.m. (Boston time) on such Settlement Date for any Loan denominated in Dollars and (ii) noon (Boston time) on the Business Day immediately following such Settlement Date for any Loan denominated in Euros, effect a wire transfer of Same Day Funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this ss.2.9 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Lender to the Borrowers and all funds received by any Lender pursuant to this ss.2.9 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any Borrower is a debtor prevent a Settling Lender from making any Revolving Credit Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Revolving Credit Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Revolving Credit Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Revolving Credit Loans.

            2.9.2. Failure to Make Funds Available. The Administrative Agent may, unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling

      Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Overnight Rate for each day included in such period, times (b) the amount of such Settlement Amount, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this ss.2.9.2 shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Domestic Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans as of such Settlement Date.

            2.9.3. No Effect on Other Lenders. The failure or refusal of any Settling Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

      2.10. Optional Currency.

            2.10.1. Request for Euros. Subject to the limitations set forth in ss.2.1, the Foreign Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent (a "Euro Notice"), request that one or more Revolving Credit Loans be made as Eurocurrency Rate Loans in Euros, provided that any Revolving Credit Loan proposed to be made under this ss.2.10.1 shall be in an amount not less than the Euro equivalent of $1,000,000 or an integral multiple of the Euro equivalent of $500,000 in excess thereof and provided, further, the aggregate amount of outstanding Revolving Credit Loans denominated in Euros shall not exceed $50,000,000 at any time. Each Euro Notice requesting a Revolving Credit Loan in Euros shall be by telephone, telex, telecopy or cable (in each case confirmed in writing by the Foreign Borrower), specifying (a) the amount of the Revolving Credit Loan to be made, (b) the requested date of the proposed borrowing, (c) the initial Interest Period for the Revolving Credit Loan to be borrowed, and (d) the Foreign Borrower's account to which payment of the proceeds of such Revolving Credit Loan is to be made. If any Lender, on or prior to the second Business Day preceding the first day of any Interest Period for which a Euro Notice has been delivered requesting a Revolving Credit Loan in Euros or on any funding date, determines (which determination shall be conclusive) that the Euro is not freely transferable and convertible into Dollars or that it will be impracticable for such Lender to fund the Revolving Credit Loan in Euros, then such Lender shall so notify the Administrative Agent, which notification shall be given immediately by the Administrative Agent to the Foreign Borrower, and such Lender's portion of the requested Revolving Credit Loan shall, notwithstanding any contrary election by the Foreign Borrower or any other provisions hereof, be denominated in Dollars as a Base Rate Loan unless the Foreign Borrower, three (3) Business Days prior to the commencement of the Interest Period and pursuant to the terms of ss.2.6.1, elects to have such Revolving Credit Loan denominated in Dollars as a Eurocurrency Rate Loan. In the event that the Foreign Borrower repays such portion of a Revolving Credit Loan denominated in Dollars as a Base Rate Loan or a Eurocurrency Rate Loan, as the case may be, in accordance with ss.3 and such repayment results in Revolving Credit Loans outstanding that are not pro rata in accordance with the Commitment Percentages, than all subsequent principal repayments denominated in the Euro which the applicable Lender did not advance shall be made by the Foreign Borrower to the Administrative Agent for the respective accounts of the Lenders other than such Lender on a pro rata basis until such times as the Revolving Credit Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of ss.ss.10 and 11, each Revolving Credit Loan requested to be made in Euros will be made on the date specified therefor in the Euro Notice and, upon being so made, will have the Interest Period requested in the Euro Notice.

            2.10.2. Denominations. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in Euros, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to the definition of "Dollar Equivalent". The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under ss.ss.2.1 and 2.10.1 and any required repayments under ss.2.10.3.

            2.10.3. Repayment. If at any time prior to the Revolving Credit Loan Maturity Date, the Dollar Equivalent of the aggregate principal amount outstanding of all Revolving Credit Loans denominated in Euros shall exceed $50,000,000 at any time by more than five percent (5%) as a result of fluctuations in respective conversion rates, the Borrowers shall jointly and severally pay or cause to be paid immediately, upon demand made by the Administrative Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding of such Revolving Credit Loans denominated in Euros to the Dollar Equivalent of $50,000,000. Nothing set forth in this ss.2.10.3 shall be construed to require the Administrative Agent to calculate daily compliance under this ss.2.10.3 unless expressly requested to do so by a Lender.

            2.10.4. Funding. Each Lender may make any Eurocurrency Rate Loan denominated in Euros by causing any of its domestic or foreign branches or foreign affiliates to make such Eurocurrency Rate Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Borrowers to repay such Eurocurrency Rate Loan shall nevertheless be to such Lender and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of "Required Lenders") be deemed made by such Lender, to the extent of such Eurocurrency Rate Loan, for the account of such branch or affiliate.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

      3.1. Maturity. The Foreign Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding to the Foreign Borrower on such date, together with any and all accrued and unpaid interest thereon. In addition, the Domestic Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. Mandatory Repayments of Revolving Credit Loans.

            3.2.1. General. If at any time the outstanding amount of the Revolving Credit Loans exceeds the Total Commitment at such time, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application to the outstanding principal balance of the Revolving Credit Loans. Each prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            3.2.2. Proceeds of Certain Events. Concurrently with the receipt by the Parent or any of its Subsidiaries of:

            (a) Net Cash Sale Proceeds in excess of $50,000,000 from Asset Sales (other than the sale, lease, license or other disposition of assets in the ordinary course of business consistent with past practices);

            (b) Net Cash Equity Issuance Proceeds in excess of $50,000,000 from Equity Issuances; or

            (c) net cash proceeds in excess of $50,000,000 from any issuance of Indebtedness permitted byss.8.1(d).

      then the Borrowers jointly and severally agree to pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such proceeds, to be applied to reduce the outstanding amount of the Revolving Credit Loans and to permanently reduce the Total Commitment by such amount. Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion.

      3.3. Optional Repayments of Revolving Credit Loans. The Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs incurred by the Lenders in connection therewith are paid by the Borrowers in accordance with ss.4.10. The applicable Borrower shall give the Administrative Agent, no later than 10:00 a.m. (Boston time), at least (a) three (3) Business Days prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, (b) four (4) Business Days notice of any proposed prepayment pursuant to this ss.3.3 of Eurocurrency Rate Loans denominated in Dollars and (c) five (5) Business Days notice of any proposed prepayment pursuant to this ss.3.3 of Eurocurrency Rate Loans denominated in Euros, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, (or the Dollar Equivalent in the case of Revolving Credit Loans denominated in Euros) shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the applicable Borrower, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                         4. CERTAIN GENERAL PROVISIONS.

      4.1. Closing Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent on the Closing Date a closing fee (the "Closing Fee") in the amount and at the times specified in the Fee Letter.

      4.2. Administrative Agent's Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the Administrative Agent's own account, an Administrative Agent's fee (the "Administrative Agent's Fee") in the amount and at the times specified in the Fee Letter.

      4.3. Funds for Payments.

            4.3.1. Payments to Administrative Agent. All payments of principal and interest on Revolving Credit Loans which are denominated in Dollars and all Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent in Dollars, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts time or other local time at the place of payment) and in Same Day Funds. All payments of principal and interest on Revolving Credit Loans which are denominated in Euros shall be made by the Foreign Borrower to the Administrative Agent, for the respective account of the Lenders and the Administrative Agent, in Euros, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case of or about 11:00 a.m. (London time or other local time at the place of payment) and in Same Day Funds. Each payment in respect of any Revolving Credit Loan made by a Borrower shall be made in the same currency in which such Revolving Credit Loan was made unless otherwise agreed by the Lenders.

            4.3.2. No Offset, etc. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

            4.3.3. Non-U.S. Lenders. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Lender") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrowers hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrowers and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten percent (10%) shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrowers' or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrowers and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

      4.4. Computations. All computations of interest on Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed, and all computations of interest on Eurocurrency Rate Loans, Euro Base Rate Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrowers unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrowers to the contrary.

      4.5. Inability to Determine Eurocurrency Rate. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that
(a) adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to any Eurocurrency Rate Loan during any Interest Period or deposits in Euros in the relevant Interest Period are not are not available to the Administrative Agent or the Lenders in any Eurocurrency Interbank Market, or (b) the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurocurrency Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request, Conversion Request or Euro Notice with respect to Eurocurrency Rate Loans shall be automatically withdrawn and, in the case of Revolving Credit Loans denominated in Dollars, shall be deemed a request for Base Rate Loans, and in the case of any Eurocurrency Rate Loan denominated in Euros, shall be withdrawn, (ii) each Eurocurrency Rate Loan shall, on the last day of the then current Interest Period relating thereto, if denominated in Dollars, automatically become a Base Rate Loan, and if denominated in Euros, be repaid, (iii) the obligations of the Lenders to make Eurocurrency Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrowers and the Lenders.

      4.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Rate Loans or perform its obligations in respect of any Eurocurrency Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make Eurocurrency Rate Loans or convert Base Rate Loans to Eurocurrency Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurocurrency Rate Loans denominated in Dollars, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law and the Eurocurrency Rate Loans then outstanding an denominated in Euros, if any, shall be repaid on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.4.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

      4.7. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules, orders and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Revolving Credit Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Lender's Commitment, or

                  (ii) to reduce the amount of principal, interest or other
            amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment or any of the Revolving Credit Loans, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, or

            (e) impose on any Lender or the Administrative Agent any Mandatory Costs with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitment or the Revolving Credit Loans, then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum.

      4.8. Capital Adequacy. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers jointly and severally agree to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with ss.6.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      4.9. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.7 or 4.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

      4.10. Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurocurrency Rate Loans,
(b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (c) the making of any payment (including, without limitation, any prepayment) of a Eurocurrency Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

      4.11. Interest After Default.

      During the continuance of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto until such amount shall be paid in full (after as well as before judgment).

      4.12. Currency Matters.

      Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided that:

            (a) except as expressly provided in this Credit Agreement, each repayment of a Revolving Credit Loan or a part thereof shall be made in the currency in which such Revolving Credit Loan is denominated at the time of that repayment;

            (b) each payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

            (c)  each payment of any Fees shall be in Dollars;

            (d) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

            (e) any amount expressed to be payable in Euros shall be paid in Euros.

      No payment to the Administrative Agent or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Administrative Agent or such Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers jointly and severally agree to indemnify and hold harmless the Administrative Agent or such Lender, as the case may be, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Credit Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

      4.13. Lending Office. Each Revolving Credit Loan made by any Lender in Euros, and each payment by the Foreign Borrower in respect thereof, shall be made by, or, as the case may be, for the account of, such applicable lending office of the Administrative Agent as the Administrative Agent shall designate.

                                 5. GUARANTIES.

      5.1. General. The Obligations shall be guaranteed pursuant to the terms of the Guaranties.

      5.2. Guaranty from Domestic Borrower. For value received and hereby acknowledged and as an inducement to the Lenders to make Revolving Credit Loans to the Borrowers, including the Foreign Borrower, the Domestic Borrower hereby unconditionally and irrevocably guarantees: (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Borrower now or hereafter existing hereunder whether for principal, interest, fees, expenses or otherwise, and (ii) the strict performance and observance by each such Borrower of all agreements, warranties and covenants in this Credit Agreement applicable to each such Borrower (such obligations collectively being the "Guaranteed Obligations"). The obligations of the Domestic Borrower under this ss.5 shall be joint and several with the obligations of the Guarantors under the Guaranties.

      5.3. Guaranty Absolute. The Domestic Borrower guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The liability of the Domestic Borrower under this guaranty with regard to the Guaranteed Obligations of each Borrower shall be absolute and unconditional irrespective of:

            (a) any lack of authorization, execution, validity or enforceability or any illegality of such Foreign Borrower to become a Borrower hereunder, this Credit Agreement and any amendment hereof (with regard to such Guaranteed

      Obligations), or any other obligation, agreement or instrument relating thereto (it being agreed by the Domestic Borrower that the Guaranteed Obligations shall not be discharged prior to the final and complete satisfaction of all of the Obligations of the Borrowers) or any failure to obtain any necessary governmental consent or approvals or necessary third party consents or approvals;

            (b) the Administrative Agent's or any Lender's exercise or enforcement of, or failure or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guaranteed, as the case may be, or any power, right or remedy with respect to any of the Obligations or the Guaranteed Obligations, as the case may be, including (i) any suspension of the Administrative Agent's or any Lender's right to enforce against any other Borrower of the Guaranteed Obligations or (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Credit Agreement or the other Loan Documents (with regard to such Guaranteed Obligations) or any other agreement or instrument governing or evidencing any of the Guaranteed Obligations;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations of the Foreign Borrower;

            (d) any change in ownership of the Foreign Borrower;

            (e) any acceptance of any partial payment(s) from the Foreign Borrower;

            (f) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver, examiner or trustee for all or any part of the Foreign Borrower's assets;

            (g) any assignment, participation or other transfer, in whole or in part, of the Administrative Agent's or any Lender's interest in and rights under this Credit Agreement or any other Loan Document, or of the Administrative Agent's or any Lender's interest in the obligations or the Guaranteed Obligations;

            (h) any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guaranteed Obligations, as the case may be;

            (i) the Administrative Agent's or any Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guaranteed Obligations, as the case may be; or

            (j) any other action or circumstance, other than payment, which might otherwise constitute a defense available to, or a discharge of, the Foreign Borrower in respect of its Guaranteed Obligations.

      This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization, examination of any Borrower or otherwise, all as though such payment had not been made.

      5.4. Effectiveness, Enforcement. The guaranty herein of the Domestic Borrower shall be effective and shall be deemed to be made with respect to each Revolving Credit Loan made to the Foreign Borrower as of the time it is made. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of a Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. This guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement and (b) remain in full force and effect until payment in full and performance of all Guaranteed Obligations and all other amounts payable under this guaranty. This guaranty is made for the benefit of the Administrative Agent and each of the Lenders and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first to exercise any rights against any Borrower or to exhaust any remedies available to it against any Borrower or to resort to any other source or means of obtaining payment of any of the Guaranteed Obligations, or to elect any other remedy. In the event that acceleration of the time for payment (or the giving of notice of such acceleration) of the Guaranteed Obligations of any Borrower is stayed upon the insolvency, bankruptcy, examination or reorganization, of such Borrower or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement shall be immediately due and payable by the Domestic Borrower under the guaranty herein provided.

      5.5. Waiver. The Domestic Borrower hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this guaranty and any requirement that the Administrative Agent or any Lender secure, perfect or protect any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral. The Domestic Borrower also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

      5.6. Subordination; Subrogation. Until the payment and performance in full of all the Obligations, the Domestic Borrower shall not exercise and hereby waives any rights against any Foreign Borrower as a result of payment by the Domestic Borrower hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Domestic Borrower will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in bankruptcy, insolvency or reorganization proceedings of any nature; the Domestic Borrower will not claim any set-off, recoupment or counterclaim against the Foreign Borrower in respect of any liability of the Domestic Borrower to such Foreign Borrower; and the Domestic Borrower waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent and any Lender. The payment of any amounts due with respect to any Indebtedness of the Foreign Borrower now or hereafter held by the Domestic Borrower is hereby subordinated to the prior payment in full of the Guaranteed Obligations. The Domestic Borrower agrees that after the occurrence of any default in the payment or performance of the Guaranteed Obligations the Domestic Borrower will not demand, sue for, or otherwise attempt to collect any such Indebtedness of the Foreign Borrower to the Domestic Borrower until the Guaranteed Obligations then due shall have been paid in full. If, notwithstanding the foregoing sentence, the Domestic Borrower shall collect or receive any amounts in respect of such indebtedness, such amounts shall be collected and received by the Domestic Borrower as trustee for the Administrative Agent and the Lenders and be paid over to the Administrative Agent for the respective accounts of the Administrative Agent and the Lenders on account of the Guaranteed Obligations without affecting in any manner the liability of the Domestic Borrower under the other provisions of this ss.5. The provisions of this section shall survive the expiration or termination of the Credit Agreement and the other Loan Documents and the provisions of this section shall be supplemental to and not in derogation of any rights and remedies of the Administrative Agent or any Lender under any separate subordination agreement which the Administrative Agent or any Lender may at any time and from time to time entered into with the Domestic Borrower for the benefit of the Administrative Agent or any Lender.

      5.7. Payments. All payments made by the Domestic Borrower pursuant to this ss.5 in respect of any Revolving Credit Loans made to the Foreign Borrower shall be made in the same currency in which such Revolving Credit Loan was made, unless otherwise agreed to in writing by the Administrative Agent or the Lenders.

      5.8. Receipt of Information. The Domestic Borrower acknowledges and confirms that the Domestic Borrower itself has established its own adequate means of obtaining from the Foreign Borrower on a continuing basis all information desired by the Domestic Borrower concerning the financial condition of the Foreign Borrower and that the Domestic Borrower will look to the Foreign Borrower and not to the Administrative Agent or any Lender in order for the Domestic Borrower to keep adequately informed of changes in the Foreign Borrower's financial condition.

                       6. REPRESENTATIONS AND WARRANTIES.

      Each of the Parent and the Borrowers represents and warrants to the Lenders and the Administrative Agent as follows:

      6.1. Corporate Authority.

            6.1.1. Incorporation; Good Standing. Each of the Parent and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and
      (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

            6.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Parent or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (d) do not require any consents or approvals by any of such Person's shareholders (except such as will be duly obtained on or prior to the Closing Date and will be in full force and effect on and as of such date), and (e) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, such Person.

            6.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Parent or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      6.2. Governmental Approvals. The execution, delivery and performance by the Parent and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require the approval, consent, order, authorization or license by, or giving of notice to, or taking any other action with respect to or filing with, any Governmental Authority of any jurisdiction, or other fiscal, monetary or other authority under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority under any provisions of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on any Person other than those already obtained.

      6.3. Title to Properties; Leases. Except as indicated on Schedule 6.3 hereto, the Parent and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

      6.4. Financial Statements and Projections.

            6.4.1. Fiscal Year. The Parent and each of its Subsidiaries has a fiscal (or financial) year which is the twelve (12) months ending on December 31 of each calendar year.

            6.4.2. Financial Statements. There has been furnished to each of the Lenders a consolidated balance sheet of the Parent and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Parent and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Parent or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Parent, which were not disclosed in such balance sheet and the notes related thereto.

            6.4.3. Projections. There has been furnished to each Lender a copy of the projections of the annual operating budgets of the Parent and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2002 to 2005 fiscal (or financial) years. The Parent has disclosed all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections and such projections. The projections reflect the reasonable estimates of the Parent and its Subsidiaries of the results of operations and other information projected therein.

            6.4.4. Solvency. The Parent and its Subsidiaries, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and all contribution arrangements among the Parent and its Subsidiaries (a) are solvent, (b) the fair value of the property of such Person exceeds its total liabilities (including contingent liabilities but without duplication of any underlying liability related thereto), (c) the present fair saleable value on a going concern basis of the assets of such Person is not less than the amount required to pay its probable liabilities on its debts as they become absolute and mature, (d) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) is not engaged, and is not about to engage, in business or a transaction for which its property would constitute unreasonably small capital.

      6.5. No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, neither the Parent nor any of its Subsidiaries has made any Restricted Payments.

      6.6. Franchises, Patents, Copyrights, etc. The Parent and each of its Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      6.7. Litigation. Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened in writing against the Parent or any of its Subsidiaries before any Governmental Authority, that, (a) if adversely determined, might, either in any case or in the aggregate, (i) materially adversely affect the properties, assets, financial condition or business of the Parent and its Subsidiaries taken as a whole, or
(ii) materially impair the right of the Parent and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability for which adequate reserves are not maintained on the consolidated balance sheet of the Parent and its Subsidiaries, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      6.8. No Materially Adverse Contracts, etc. Neither the Parent nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Parent nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Parent's officers, to have any Material Adverse Effect.

      6.9. Compliance with Other Instruments, Laws, etc. Neither the Parent nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

      6.10. Tax Status. The Parent and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and except where the failure to pay could not reasonably be expected to have a Material Adverse Effect, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Parent know of any basis for any such claim.

      6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

      6.12. Holding Company and Investment Company Acts. Neither the Parent nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      6.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, registration statement, security agreement, chattel mortgage, real estate mortgage, fixed charge, floating charge, legal charge, equitable mortgage, legal mortgage, pledge or analogous type of security interest applicable in such foreign jurisdiction or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Parent or any of its Subsidiaries or any rights relating thereto except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

      6.14. Certain Transactions. Except for (a) arm's length transactions pursuant to which the Parent or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Parent or such Subsidiary could obtain from third parties and (b) payment of legal fees incurred in the ordinary course of business consistent with past practices by voting trusts established for any of the Horne Investors in connection with their ownership of the Capital Stock of the Parent and payment of expenses for preparation of tax returns of certain officers and directors of the Parent and its Subsidiaries and other transactions between the Parent or any of its Subsidiaries deemed by management of the Parent or any of their Subsidiaries in good faith to be beneficial to the Parent or such Subsidiary, none of the officers, directors, or employees of the Parent or any of its Subsidiaries is presently a party to any transaction with the Parent or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      6.15. Employee Benefit Plans.

            6.15.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Parent has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            6.15.2. Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Parent may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Parent without liability to any Person other than for claims arising prior to termination.

            6.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Parent nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Parent or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $5,000,000.

            6.15.4. Multiemployer Plans. Neither the Parent nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any

      Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Parent nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

      6.16. Use of Proceeds.

            6.16.1. General. The proceeds of the Revolving Credit Loans shall be used (a) to refinance certain existing Indebtedness other than the Indenture Debt, (b) to finance Permitted Acquisitions and (c) for working capital and general corporate purposes. The proceeds of the Revolving Credit Loans shall not be used to refinance all or any portion of the Indenture Debt.

            6.16.2. Regulations U and X. No portion of any Revolving Credit Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            6.16.3. Ineligible Securities. No portion of the proceeds of any Revolving Credit Loan is to be used for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

            6.16.4. Indenture Debt. No portion of the proceeds of any Revolving Credit Loan is to be used to repay any portion of the Indenture Debt.

      6.17. Environmental Compliance. The Parent has taken all commercially reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 6.17 hereto:

            (a) none of the Parent, its Subsidiaries, any operator of any Real Estate owned by the Parent or any Subsidiary or, to the knowledge of the Parent or any Subsidiary, any operator of the Real Estate not owned by the Parent or any Subsidiary, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment

      (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a material adverse effect on the environment or a Material Adverse Effect;

            (b) neither the Parent nor any of its Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Parent or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) (i) to the best of the Parent's and its Subsidiaries' knowledge, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws or except where the failure to have done so has not had (and could not reasonably be expected to have) a Material Adverse Effect, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Parent, its Subsidiaries or, to the best knowledge of the Parent and its Subsidiaries, without independent investigation, operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws or except where any noncompliance with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release")) or threatened Releases of Hazardous Substances on, upon, into or from the properties of the Parent or its Subsidiaries by the Parent or its Subsidiaries or, to the best of their knowledge, by operators of its properties or any other Person, which Releases could reasonably be expected to have a material adverse effect on the value of any of the Real Estate or adjacent properties; (iv) to the best of the Parent's and its Subsidiaries' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate by the Parent, its Subsidiaries or any of their respective operators have been managed or disposed of in compliance with all applicable Environmental Laws, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect and, to the best of the Parent's and its Subsidiaries' knowledge, without independent investigation, the transporters and facilities utilized by the Parent or any of its Subsidiaries to transport or dispose of such Person's Hazardous Substances have not failed to operate in compliance with any permits authorizing such activities and are not in violation of any applicable Environmental Laws, except where any such noncompliance could not reasonably be expected to have a Material Adverse Effect; and

            (d) none of the Parent and its Subsidiaries or any of the Real Estate is subject by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement.

      6.18. Subsidiaries, etc. Schedule 6.18(a) sets forth a true and complete list of each Subsidiary of the Parent, together with the jurisdiction of incorporation/formation and principal place of business or registered office of each such Subsidiary. Except as set forth on Schedule 6.18(b) hereto, neither the Parent nor any Subsidiary of the Parent is engaged in any joint venture or partnership with any other Person.

      6.19. No Withholding, Etc. Neither the Parent nor any of its Subsidiaries is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by it hereunder (provided that all relevant Non-US Lenders have complied with the provisions of ss.4.3.3) unless disclosed in writing to the Administrative Agent. Neither this Credit Agreement nor any of the Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

      6.20. No Filing, Recording Required. No filing, recording or enrolling of this Credit Agreement or any other Loan Document is required to ensure the legality, validity, enforceability or admissibility in evidence of this Credit Agreement or any other Loan Document.

      6.21. Indenture Debt. The Parent has heretofore furnished to the Administrative Agent true, complete and correct copies of the Indenture Debt Documents (including schedules, exhibits and annexes thereto). The Indenture Debt Documents have not subsequently been amended, supplemented or modified, and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. All of the representations and warranties contained in the Indenture Debt Documents were true and correct in all material respects when made or deemed to have been made.

      6.22. Disclosure. Neither this Credit Agreement nor any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Parent or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Parent or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

      6.23. Insurance. The Parent and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices.

      6.24. Dutch Companies. (a) None of the borrowing, investment or lending activities of any of the Dutch Companies, whether or not related to the Credit Agreement or any of the Loan Documents, when regarded in combination with their other commercial or financial activities, bring them within the definition of a "credit institution" as defined in section 1 of the Act on the Supervision of the Credit System 1992 (The Netherlands), or if any Dutch Company is deemed to be such a "credit institution", it has the benefit of either (i) an individual dispensation given by the Dutch Central Bank on the basis of section 1 sub-paragraph 4 of the Act on the Supervision of the Credit System 1992 (The Netherlands), or (ii) the exemptive relief available to finance companies under the Ministerial Regulation dated 4 February 1993 from the Dutch Ministry of Finance.

      (b) Each of the Dutch Companies has complied with all consultation obligations in respect of each Dutch works council and the Dutch central works council with jurisdiction over the transactions as envisaged by the Credit Agreement or the Loan Documents, and, in this respect, there are no objections against the entering into the transactions envisaged by the Loan Documents by any of the Dutch Companies.

      (c) To the best of the Parent's and its Subsidiaries' knowledge, none of the assets owned by any of the Dutch Companies have a public utility function, such that seizure of these assets is prohibited by virtue of sections 436 and 703 of the Dutch Code of Civil Procedure.

                            7. AFFIRMATIVE COVENANTS.

      Each of the Parent and the Borrowers covenants and agrees that, so long as any Revolving Credit Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans:

      7.1. Punctual Payment. Each of the Borrowers will, duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, the Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrowers are parties, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      7.2. Maintenance of Office. The (a) Parent and the Domestic Borrower will maintain their chief executive office in North Andover, Massachusetts, and (b) Foreign Borrower will maintain its registered office in Eerbeek, The Netherlands, or, in each case, at such other place as such Person(s) shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the such Person(s) in respect of the Loan Documents to which the such Person(s) is a party may be given or made.

      7.3. Records and Accounts. The Parent will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage KPMG Peat Marwick or other independent certified public accountants reasonably satisfactory to the Administrative Agent as the independent certified public accountants of the Parent and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Parent and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

      7.4. Financial Statements, Certificates and Information. The Parent will deliver to each of the Lenders:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its Subsidiaries and the consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and as to such consolidated statements are certified, without qualification and without an expression of uncertainty as to the ability of the Parent or any of its Subsidiaries to continue as going concerns, by KPMG Peat Marwick or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read ss.ss.8.1(d), 8.3(h) and (J) and 9 of this Credit Agreement and the provisions applicable thereto, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Event of Default, or, if such accountants shall have obtained knowledge of any then existing Event of Default they shall disclose in such statement any such Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent, copies of the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the unaudited consolidating balance sheet of the Parent and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Parent's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (subject to customary exceptions for interim financial statements), together with a certification by the principal financial or accounting officer of the Parent that the information contained in such financial statements fairly presents the financial position of the Parent and its Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Parent in substantially the form of Exhibit C hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.ss.8 and 9 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (d) promptly after the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Parent; and

            (e) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent, the Arranger or any Lender may reasonably request.

      7.5. Notices.

            7.5.1. Defaults. The Parent will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions such Person proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Parent or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, such Person shall forthwith give written notice thereof to the

      Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

            7.5.2. Environmental Events. The Parent will, and will cause each of its Subsidiaries to, promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that the Parent or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that has the likely potential to have a Material Adverse Effect.

            7.5.3. Notification of Claim Against Assets. The Parent will, and will cause each of its Subsidiaries to, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims, withholdings or other defenses to which any of the Parent's or such Subsidiary's assets are subject if any such setoff, claim, withholding or other defense would reasonably be expected to have a Material Adverse Effect.

            7.5.4. Notice of Litigation and Judgments. The Parent will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Parent or any of its Subsidiaries or to which the Parent or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Parent or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Parent or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Parent will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Parent or any of its Subsidiaries in an amount in excess of $5,000,000.

      7.6. Legal Existence; Maintenance of Properties. The Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this 7.6 shall prevent (i) the Parent from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Parent, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect, (ii) the dissolution of WIC so long as the assets of WIC are transferred simultaneously with such dissolution to a Material Domestic Subsidiary or (iii) the Parent or any of its Subsidiaries from consummating any transaction permitted by ss.8.5.1.

      7.7. Insurance. The The Parent will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

      7.8. Taxes. The Parent will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Parent or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Parent and each Subsidiary of the Parent will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

      7.9. Inspection of Properties and Books, etc.

            7.9.1. General. The Parent shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Parent or any of its Subsidiaries, to examine the books of account (to the extent any such materials are identified as not confidential to the Person making such examination at such time, and if any such materials are identified as confidential to the Person making such examination at such time, such materials shall be handled in accordance with ss.14.5.1) of the Parent and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with, and to be advised as to the same by, its and their officers all at such reasonable times and intervals and during regular business hours as the Administrative Agent or such Lender may reasonably request unless a Default or Event of Default shall have occurred and be continuing (in which case the matters described in this ss.7.9.1 shall be permitted to occur at such time and times as the Administrative Agent or such Lender shall request).

            7.9.2. Appraisals. If an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Parent will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Parent or any of its Subsidiaries and (b) the then current business value of each of the Parent and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrowers.

            7.9.3. Communications with Accountants. Each of the Parent and its Subsidiaries authorizes the Administrative Agent and the Lenders (a) to obtain from the Parent's and its Subsidiaries' independent certified public accountants copies of any and all accountants' management letters prepared with respect to the Parent or any of its Subsidiaries, (b) to communicate directly with such accountants with regard to matters disclosed in such management letters, and (c) with the consent of the Parent or any Subsidiary, which consent shall not be unreasonably withheld or delayed, to communicate directly with such accountants with regard to all other matters concerning the business, financial condition and other affairs of the Parent or any of its Subsidiaries, provided that after the occurrence and during the continuance of a Default or an Event of Default, no such consent shall be required. Each of the Parent and its Subsidiaries hereby authorize and direct such accountants to disclose to the Administrative Agent and the Lenders all such management letters and any and all additional financial statements and supporting financial documents and schedules with respect to the business, financial condition and other affairs of any of the Parent or any of its Subsidiaries in connection with such communications. At the request of the Administrative Agent, the Parent or the appropriate Subsidiary shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.7.9.3.

      7.10. Compliance with Laws, Contracts, Licenses, and Permits. (a) The Parent will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, (ii) the provisions of its Governing Documents, (iii) all agreements and instruments by which it or any of its properties may be bound, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and (iv) all applicable decrees, orders and judgments, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any Governmental Authority shall become necessary or required in order that the Parent or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Parent or such Subsidiary is a party, the Parent will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Parent or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

      (b) Each of the Foreign Borrower and Watts Ocean will comply with all notification and registration requirements of the Dutch Central Bank in connection with all payments to be made by either the Foreign Borrower or Watts Ocean (as applicable) under the Loan Documents to or from non-residents of The Netherlands in accordance with the General Reporting Instructions 2000 issued by the Dutch Central Bank pursuant to the External Financial Relations Act 1994.

      7.11. Employee Benefit Plans. The Parent will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA and (c) promptly furnish to the Administrative Agent a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

      7.12. Use of Proceeds. The Borrowers will use the proceeds of the Revolving Credit Loans solely for the purposes set forth in ss.7.16.1. No portion of the proceeds of the Revolving Credit Loans shall be used to repay or refinance all or any portion of the Indenture Debt.

      7.13. Fair Labor Standards Act. The Parent will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended, or other similar legislation in the jurisdiction in which the Parent or any of its Subsidiaries operates ("Other Labor Regulations") as the case may be. None of the inventory or services provided by the Parent or any of its Subsidiaries is or will be produced by employees of the Parent or any of its Subsidiaries who are employed in violation of the applicable minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. ss.ss.206 and 207) or any regulations promulgated thereunder or Other Labor Regulations, in each case, as in effect from time to time.

      7.14. Additional Subsidiaries. If, after the Closing Date, the Parent or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will promptly (but in any event no later than five (5) days after such creation or acquisition) notify the Administrative Agent of such creation or acquisition, as the case may be, and provide the Administrative Agent and the Lenders with an updated Schedule 6.18(a) hereto and take all other action required by ss.7.15.

      7.15. New Guarantors. (a) The Parent will cause each Material Domestic Subsidiary created, acquired or otherwise existing on or after the Closing Date (other than the Domestic Borrower) to immediately become a Guarantor hereunder and shall cause such Subsidiary to execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Guaranty and certified copies of such Subsidiary's Governing Documents, together with legal opinions in form and substance satisfactory to the Administrative Agent opining as to authorization, validity and enforceability of such Guaranty. In addition, the Borrower will not at any time permit either (a) the aggregate revenue generated by all Domestic Subsidiaries which are not Guarantors to exceed an amount equal to five percent (5%) of the consolidated aggregate revenues generated by the Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters most recently ended, or (b) the aggregate book value of the assets of all Domestic Subsidiaries which are not Guarantors to exceed five percent (5%) of the then current book value of all the assets of the Parent and its Subsidiaries. The Borrower shall require certain Domestic Subsidiaries which are not Guarantors to become Guarantors hereunder to the extent necessary to comply at all times with this clause (a), and such Subsidiary shall remain a Guarantor hereunder.

      (b) To the extent requested by the Administrative Agent and to the extent legally permissible, the Parent will cause any Foreign Subsidiary which is not otherwise a Guarantor to become a Guarantor hereunder, and to execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Guaranty and certified copies of such Foreign Subsidiary's Governing Documents, together with legal opinions in form and substance satisfactory to the Administrative Agent opining as to authorization, validity and enforceability of such Guaranty. In addition, to the extent any Foreign Subsidiary of the Parent becomes a Foreign Guarantor after the Closing Date pursuant to an Election Request, such Foreign Subsidiary shall execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Guaranty and certified copies of such Foreign Subsidiary's Governing Documents, together with legal opinions in form and substance reasonably satisfactory to the Administrative Agent opining as to authorization, validity and enforceability of such Guaranty.

      (c) The Parent shall provide the Administrative Agent and the Lenders with an updated Schedule 2 at the time any Person becomes a Guarantor hereunder.

      7.16. Amendments to Governing Documents. The Parent will, and will cause each of its Subsidiaries to, promptly furnish to the Administrative Agent any amendment, supplement or modification to any of such Person's Governing Documents permitted by ss.8.12.

      7.17. Further Assurances. The Parent will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

      7.18. Post-Closing Covenant.

            (a) The Borrowers shall deliver, within fifteen (15) days of the Closing Date, to the Administrative Agent, a perfection certificate for each of the Domestic Borrower and the Guarantors in existence on the Closing Date (other than the Foreign Guarantors) indicating locations of assets and certain other corporate information of such Persons, each in form and substance satisfactory to the Administrative Agent.

            (b) The Borrowers shall deliver, within (30) days of the Closing Date, to the Administrative Agent and each of the Lenders a favorable legal opinion addressed to the Lenders and the Administrative Agent from local counsel to those Guarantors incorporated in Arizona, California, New York and New Hampshire, each to be in form and substance satisfactory to the Administrative Agent.

                         8. CERTAIN NEGATIVE COVENANTS.

      Each of the Parent and the Borrowers covenants and agrees that, so long as any Revolving Credit Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans:

      8.1. Restrictions on Indebtedness. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) (i) the Indenture Debt and (ii) any refinancings of the Indenture Debt (the "Refinanced Indenture Debt"), provided that (i) the Refinanced Indenture Debt is unsecured and is not guaranteed by any Subsidiary of the Parent, (ii) such Refinanced Indenture Debt is in an aggregate principal amount equal to or less than the aggregate principal amount of the Indebtedness being refinanced or, if such Refinanced Indenture Debt is in an aggregate principal amount greater than the aggregate principal amount of the Indebtedness being refinanced, such excess amount is permitted by ss.8.1(d), (iii) the Refinanced Indenture Debt has subordination terms which are substantially the same as in the Indenture Debt, (iv) the material terms and conditions of such Refinanced Indenture Debt are less restrictive than the terms and conditions set forth in this Credit Agreement with respect to the Obligations but no more restrictive than the terms and conditions of the Indenture Debt as reasonably determined by the Administrative Agent, and (v) final copies of all documents, agreements and instruments relating thereto have been delivered to the Administrative Agent and the Lenders (for the purposes of clarification, if any Refinanced Indenture Debt has an interest rate higher than the interest rate applicable to the Senior Notes, such Refinanced Indenture Debt shall not be deemed more restrictive than the Indenture Debt solely because of such higher interest rate);

            (d) unsecured Indebtedness for borrowed money and credit received (including Capitalized Leases, letters of credit issued for the account of the Parent or any of its Subsidiaries, Indebtedness incurred pursuant to Sale and Leaseback Transactions and the aggregate amount of Refinanced Indenture Debt in excess of the Indebtedness being refinanced pursuant to ss.8.1(c)), provided that at no time shall the aggregate amount of such Indebtedness exceed twenty percent (20%) of Consolidated Total Assets determined as of the last day of the fiscal year of the Parent most recently ended; and provided, further, the Parent or such Subsidiary, as the case may be, shall be permitted to make an intercompany loan to any of its Subsidiaries (other than an Immaterial Domestic Subsidiary) with the proceeds of such Indebtedness so long as (x) such Person makes such intercompany loan within three (3) days of receiving the proceeds of such Indebtedness and (y) the amount of such intercompany loan does not exceed the amount of the proceeds so received by such Person;

            (e) unsecured Indebtedness of Watts Germany to a non-affiliated Person in an aggregate amount not to exceed $30,000,000 at any time outstanding;

            (f) Indebtedness in respect of Hedging Agreements so long as such arrangements are in the ordinary course of business and are not for speculative purposes;

            (g) Indebtedness existing on the date hereof and listed and described on Schedule 8.1 hereto;

            (h) unsecured Indebtedness of (i) the Domestic Borrower or a Guarantor (which is a Material Domestic Subsidiary) to the Domestic Borrower or Guarantor (which is a Material Domestic Subsidiary) so long as such Person creating, incurring, assuming, guaranteeing or otherwise becoming liable for such Indebtedness remains a Subsidiary of the Parent and the Domestic Borrower or, as the case may be, a Guarantor (which is a Material Domestic Subsidiary) hereunder and (ii) a Foreign Guarantor to the Foreign Borrower so long as such Person creating, incurring, assuming, guaranteeing or otherwise becoming liable for such Indebtedness remains a Subsidiary of the Parent and a Guarantor hereunder, provided, however, the aggregate outstanding amount of Indebtedness of the Foreign Guarantors to the Foreign Borrower shall not exceed $50,000,000 at any time and the Foreign Borrower shall make such intercompany loan with the proceeds of Revolving Credit Loans (it being understood that the Indebtedness permitted by this ss.8.1(h) is in addition to Indebtedness permitted by ss.8.1(d) and this ss.8.1(h) in no way limits the amount of intercompany loans that may be made under ss.8.1(d));

            (i) Indebtedness of Watts Germany to a Borrower consisting of an intercompany loan to the extent permitted byss.8.3(k); and

            (j) Indebtedness of (A) a Subsidiary of the Parent which is not a Guarantor to a Borrower or a Guarantor which is not otherwise permitted by ss.8.1(i), or (B) a Foreign Guarantor to the Foreign Borrower which is not otherwise permitted by ss.8.1(d) or (h)(ii), provided, that the aggregate outstanding amount of such Indebtedness shall not exceed $20,000,000 at any time;

provided, however, notwithstanding the foregoing provisions of this ss.8.1, all such Indebtedness permitted by this ss.8.1 must in any event qualify at all times as "Debt" (as such term is defined in the Indenture Debt Documents) permitted to be incurred pursuant to the Senior Note Indenture (or any indenture or other agreement governing any Replacement Indenture Debt).

      8.2. Restrictions on Liens.

            8.2.1. Permitted Liens. The Parent will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that the Parent and its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) Liens in favor of any Borrower or on all or part of the assets of Subsidiaries of such Borrower or Guarantor (other than a Borrower or Guarantor) securing Indebtedness owing by Subsidiaries of such Borrower or Guarantor to such Borrower or Guarantor;

                  (ii) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (iii) deposits or pledges made in connection with, or to
            secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Parent or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (v) Liens of carriers, warehousemen, mechanics and
            materialmen, and other like Liens on properties, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on Real Estate consisting of easements,
            rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                  (vii) Liens existing on the date hereof and listed on Schedule
            8.2 hereto; and

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the date hereof to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by ss.8.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; provided that the amount of such Indebtedness or Capitalized Leases so secured shall not exceed an aggregate amount equal to $15,000,000.

            8.2.2. Restrictions on Negative Pledges and Upstream Limitations. The Parent will not, nor will it permit any of its Subsidiaries to, (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Parent or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Parent, any Borrower or other

      Guarantor to pay or make dividends or distributions in cash or kind to the Parent, any Borrower or other Guarantor or to make loans, advances or other payments of whatsoever nature to the Parent, any Borrower or other Guarantor, or to make transfers or distributions of all or any part of its assets to the Parent, any Borrower or other Guarantor, in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under ss.8.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Parent or such Subsidiary in the ordinary course of its business.

      8.3. Restrictions on Investments. The Parent will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

            (b) demand deposits, certificates of deposit, bank acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 and any obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof which are rated and the ratings for which are not less than "Aaa" if rated by Moody's or "AAA" if rated by S&P;

            (c) (i) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P and (ii) shares with any so-called "money market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000, has an investment portfolio with an average maturity of 30 days or less, is not considered to be a "high yield" fund, and invests substantially all of its assets in Investments of the type listed in clauses (a), (b) and
      (c)(i) above;

            (d) Investments existing on the date hereof and listed on Schedule 8.3(d) hereto;

            (e) Investments with respect to Indebtedness permitted by (i) ss.8.1(d) so long as such entities remain Subsidiaries of the Parent and
      (ii) ss.8.1(h) so long as such entities remain Subsidiaries of the Parent and a Borrower or a Guarantor hereunder;

            (f) Investments consisting of the Guaranty or Investments by the Parent, any Borrower or Guarantor in the Domestic Borrower or Guarantor (other than the Parent) so long as such Person in which such Investment is made is either the Domestic Borrower or, as the case may be, a Guarantor hereunder existing on the Closing Date;

            (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted byss.8.5.2;

            (h) (i) an initial Investment of $7,800,000 in a joint venture to be entered into by the Domestic Borrower with Shida Pipe for the purpose of manufacturing flexible connection and related plumbing equipment and (ii) other Investments (other than Investments as of the Closing Date listed on Schedule 8.3(h) hereto and the initial Investment referenced in clause (i) above), in joint ventures in lines of business that are the same or similar to the line of business in which the Parent is engaged, not to exceed $25,000,000 in the aggregate at any time outstanding;

            (i) Investments in Permitted Acquisitions;

            (j) Investments consisting of (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business and (ii) loans to employees of the Parent pursuant to the terms of the Parent's non-qualified stock option plan, secured by pledges of the stock of the Parent owned by such employee; provided that the aggregate outstanding amount of such Investments permitted pursuant to this ss.8.3(j) shall not exceed $3,000,000 at any time; and

            (k) a one-time Investment by any Borrower in Watts Germany (whether directly or indirectly through another Borrower) in the form of either an intercompany loan or a capital contribution in an amount not to exceed the Dollar Equivalent of 20,000,000e, provided that (i) such amount is used by Watts Germany toward the retirement of existing Indebtedness and (ii) Watts Germany remains a Subsidiary of the Parent;

provided, however, notwithstanding anything to the contrary contained herein, all Investments made pursuant to this ss.8.3 must be permitted to be made pursuant to the Senior Note Indenture (or any indenture or other agreement governing any Replacement Indenture Debt).

      8.4. Restricted Payments. Neither the Parent nor any of its Subsidiaries will make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, the Parent and its Subsidiaries may make Distributions.

      8.5. Merger, Consolidation and Disposition of Assets.

            8.5.1. Mergers and Acquisitions. The Parent will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except, so long as no Default or Event of Default has occurred and is continuing or would result from such merger, consolidation or acquisition (including, without limitation, taking into account any borrowings anticipated to be made to consummate such acquisition), (a) a merger or consolidation of two or more Borrowers so long as each entity that survives any such merger or consolidation is a Borrower, (b) a merger or consolidation of one or more of the Subsidiaries of a Borrower with and into a Borrower, so long as, in connection with any such merger or consolidation, a Borrower is the surviving entity, (c) a merger or consolidation of two or more Guarantors so long as each entity that survives any such merger or consolidation is a Guarantor, (d) a merger or consolidation of a Guarantor and a Subsidiary of the Parent (other than a Borrower) so long as each entity that survives any such merger or consolidation is a Guarantor, or (e) any merger or asset or stock acquisition by the Parent or any of its Subsidiaries of Persons (or, in the case of an asset acquisition, assets of a Person) in the same or a similar line of business as the Parent (a "Permitted Acquisition") so long as

            (i) the Parent has provided the Administrative Agent with prior written notice of such acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition;

            (ii) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of each of the Parent or the applicable Subsidiary and of the Person to be acquired has approved such merger, consolidation or acquisition;

            (iii) any Indebtedness incurred or assumed in connection with such Permitted Acquisition (including, without limitation, any assumed Indebtedness, earnout arrangements, seller Indebtedness and non-compete payments) shall have been permitted to be incurred or assumed pursuant to ss.8.1;

            (iv) not less than five (5) days prior to the consummation of the proposed acquisition, the Parent shall have delivered to the Administrative Agent (A) a Compliance Certificate prepared on a Pro Forma Basis demonstrating (1) that the Leverage Ratio immediately after giving effect to such proposed acquisition shall not exceed 2.75:1.00 (provided, however, that the Parent shall only be required to comply with such Leverage Ratio and to deliver this certification required by this subparagraph (iv)(A)(1) to the extent that the (x) the purchase price for such proposed acquisition (or series of related proposed acquisitions) is $50,000,000 or more and (y) all or any portion of the purchase price is payable in anything other than Capital Stock of the Parent (and such Capital Stock shall have not redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) and (2) compliance with the financial covenants set forth in ss.ss.9.1 (but only for acquisitions in which the Parent does not need to comply with (iv)(A)(1) above), 9.2 and 9.3 and (B) a certificate from the chief financial officer of the Parent to the effect that (1) the Parent and its Subsidiaries, on a consolidated and consolidating basis, will be solvent both before and after consummating the Permitted Acquisition and (2) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition;

            (v) in the event of a stock acquisition, the Person so acquired shall become a wholly owned Subsidiary of the Parent, shall comply with the terms and conditions set forth in ss.7.15;

            (vi) the business to be acquired would not subject the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of any of its rights and remedies under this Credit Agreement or any other Loan Document;

            (vii) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business condition (financial or otherwise), operations, performance or properties of the Borrowers, individually or the Parent or its Subsidiaries, taken as a whole;

            (viii) the aggregate amount of the purchase price for any single acquisition or series of related acquisitions which is payable in anything other than the Capital Stock of the Parent (and such Capital Stock shall have no redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) shall not exceed $75,000,000; and

            (ix) the aggregate amount of the purchase price for all acquisitions over the life of this Credit Agreement which is payable in anything other than the Capital Stock of the Parent (and such Capital Stock shall have no redemption or repurchase rights prior to a date which is one (1) year after the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) shall not exceed $150,000,000.

            8.5.2. Disposition of Assets. The Parent will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, and (b) so long as no Default or Event of Default has occurred, the disposition or sale of assets, in one or more arms' length transactions, having a cumulative aggregate sales price not to exceed (A) $100,000,000 in any fiscal year, and (B) $150,000,000 over the life of this Credit Agreement; provided that, the value as of the date of disposition of any noncash assets received by the Parent or any of its Subsidiaries in payment of any portion of the purchase price shall be equal to the fair market value of such assets. Notwithstanding anything to the contrary contained in this ss.8.5.2, the Parent and its Subsidiaries shall not be permitted to dispose of any assets or take (or omit to take) any action in connection with an Asset Sale or other asset disposition or engage in any other transaction which action (or omission) would require or result in any repayment, repurchase or redemption (or any mandatory offer to repay, repurchase or redeem) by the Parent or any of its Subsidiaries of the Senior Notes pursuant to the Senior Note Indenture or any other notes issued under any agreement governing the Refinanced Indenture Debt or would violate the provisions of any of the Indenture Debt Documents.

      8.6. Sale and Leaseback. The Parent will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Parent or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Parent or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred (each a "Sale and Leaseback Transaction"); provided that, so long as no Default or Event of Default has occurred and is continuing, the Parent and its Subsidiaries may consummate Sale and Leaseback Transactions with respect to property the net book value of which (determined on a cumulative basis from the Closing Date) shall not exceed $15,000,000 in the aggregate.

      8.7. Compliance with Environmental Laws. Except in compliance with all applicable Environmental Laws or except as could not reasonably be expected to have a Material Adverse Effect, the Parent will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the Real Estate. In addition, except as could not reasonably be expected to have a Material Adverse Effect, the Parent will not, and will not permit any of it Subsidiaries to conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

      8.8. Employee Benefit Plans. Neither the Parent nor any ERISA Affiliate will:

            (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Parent or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Parent or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant toss.307 of ERISA orss.401(a)(29) of the Code;

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in ss.6.15.3; or

            (f) permit or take any action which would contravene any Applicable Pension Legislation.

      8.9. Business Activities. The Parent will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

      8.10. Fiscal Year. The Parent will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal (or financial) year from that set forth in ss.6.4.1.

      8.11. Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Parent, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

      8.12. Modification of Governing Documents. Neither the Parent nor any of its Subsidiaries will consent to or agree to any amendment, supplement or other modification to the Governing Documents without the prior written consent of the Administrative Agent unless such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect on the Administrative Agent's or the Lenders rights under the Loan Documents or the Parent's or any of its Subsidiaries obligations under the Loan Documents.

      8.13. Indenture Debt. The Parent will not, and will not permit any of its Subsidiaries to amend, supplement or otherwise modify the terms of any of the Indenture Debt Documents (provided that the Senior Notes and the Senior Notes Indenture shall be permitted to be refinanced pursuant to ss.8.1(c)) or prepay, redeem or repurchase (or offer to prepay, redeem or repurchase) any of the Indenture Debt.

                             9. FINANCIAL COVENANTS.

      Each of the Parent and the Borrowers covenants and agrees that, so long as any Revolving Credit Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans:

      9.1. Leverage Ratio. Neither the Parent nor any Borrower will permit the Leverage Ratio to exceed 3.00:1.00 at any time.

      9.2. Fixed Charge Coverage Ratio. Neither the Parent nor any Borrower will permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter to be less than 3.00:1.00.

      9.3. Consolidated Net Worth. Neither the Parent nor any Borrower will permit Consolidated Net Worth at any time to be less than the sum of (a) $200,000,000 plus (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter beginning with the fiscal quarter ending March 31, 2002 plus (c) one hundred percent (100%) of the proceeds of any sales by the Parent of (i) equity securities issued by the Parent or (ii) warrants or subscription rights for equity securities issued by the Parent.

                             10. CLOSING CONDITIONS.

      The obligations of the Lenders to make the initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or prior to March 15, 2002:

      10.1. Loan Documents, etc.

            10.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such Loan Document.

            10.1.2. Indenture Debt Documents. Copies of the Indenture Debt Documents in effect on the Closing Date shall continue to be in full force and effect. Each Lender shall have received a fully executed copy of each such document.

      10.2. Certified Copies of Governing Documents. Each of the Lenders shall have received from each of the Borrowers and the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

      10.3. Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by the Parent and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

      10.4. Incumbency Certificate. Each of the Lenders shall have received from each of the Borrowers and the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrowers, to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      10.5. Uniform Commercial Code Searches. The Administrative Agent shall have received the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) indicating no Liens other than Permitted Liens, and otherwise with form and substance satisfactory to the Administrative Agent.

      10.6. Certificates of Insurance. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with ss.7.7 and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

      10.7. Opinions of Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from:

            (i) Goodwin Procter LLP, counsel to the Parent and its Subsidiaries (other than the Foreign Borrower);

            (ii) Clifford Chance Amsterdam, local counsel in The Netherlands to the Foreign Borrower and Watts Ocean; and

            (iii) Rechtsanwaltsozietat Studio Legale Associato Brandstatter, local counsel in Italy to Watts Cazzaniga;

      10.8. Payment of Fees. The Borrowers shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to ss.ss.4.1 and 4.2.

      10.9. Payoff Letter. The Administrative Agent shall have received a payoff letter from Fleet National Bank, as Administrative Agent, indicating the amount of the loan obligations of the Parent, WIC and the Domestic Borrower to the Banks party to the Existing Credit Agreement to be discharged on the Closing Date, together with evidence satisfactory to the Administrative Agent that the obligations under the Existing Credit

Agreement have been repaid in full on or prior to the Closing Date and all commitments thereunder have been terminated.

      10.10. Disbursement Instructions. The Administrative Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Revolving Credit Loans, in an amount equal to the aggregate loan obligations of the Borrower to the "Banks" party to Existing Credit Agreement are paid to Fleet National Bank, as administrative agent for such Banks.

                        11. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Lenders to make any Revolving Credit Loans, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      11.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Parent and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Revolving Credit Loan.

      11.3. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                    12. EVENTS OF DEFAULT; ACCELERATION; ETC.

      12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) any Borrower shall fail to pay any principal of the Revolving Credit Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) any Borrower or any Guarantor shall fail to pay any interest on the Revolving Credit Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within five (5) days after the same shall have become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Parent or any of its Subsidiaries shall fail to comply with any of its covenants contained in ss.ss.7.1, 7.4, 7.5.1, the first sentence of 7.6, 7.9.1, 7.12, 7.14, 7.15, 7.18, 8 or 9;

            (d) the Parent or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12.1) for thirty (30) days after written notice of such failure has been given to the Parent by the Administrative Agent or any Lender entitled to give such notice;

            (e) any representation or warranty of the Parent or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Parent or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any (A) obligation for borrowed money or credit received or in respect of any Capitalized Leases, in an amount in excess of $10,000,000, or (B) obligation in respect of any of the Indenture Debt, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in an amount in excess of $10,000,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

            (g) the Parent or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Parent or any of its Subsidiaries or of any substantial part of the assets of the Parent or any of its Subsidiaries or shall commence any case or other proceeding relating to the Parent or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Parent or any of its Subsidiaries and the Parent or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Parent or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Parent or any Subsidiary of the Parent in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Parent or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Parent or any of its Subsidiaries exceeds in the aggregate $5,000,000;

            (j) (i) the holders of all or any part of the Indenture Debt or the Refinanced Indenture Debt (if any) shall accelerate the maturity of all or any part of the Indenture Debt or the Refinanced Indenture Debt (if any), as the case may be, or (ii) the Indenture Debt or the Refinanced Indenture Debt (if any) shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Indenture Debt or the Refinanced Indenture Debt (if any), as the case may be, in whole or in part shall have been made (provided, any regularly scheduled repayment of the Indenture Debt made on the maturity date thereof shall not be considered a prepayment hereunder);

            (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded other than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Parent or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (l) the Parent or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Parent or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Parent or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (m) the Parent or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

            (n) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

            (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect; or

            (p) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in ss.ss.12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

      12.2. Termination of Commitments. If any one or more of the Events of Default specified in ss.12.1(g) or ss.12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers. If any other Event of

Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans. No termination of the credit hereunder shall relieve the Parent or any of its Subsidiaries of any of the Obligations.

      12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Revolving Credit Loans pursuant to ss.12.1, each Lender, if owed any amount with respect to the Revolving Credit Loans, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Revolving Credit Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      12.4. Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of its rights hereunder or under any of the other Loan Documents, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, to all other Obligations, other than the Obligations arising under any Hedging Agreement, in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, to obligations of the Borrowers and their Subsidiaries to any of the Lenders and/or the Administrative Agent with respect to Hedging Agreements; and

            (d) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (e) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

      12.5. Judgement Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this ss.12.5 called the "first currency") into any other currency (hereinafter in this ss.12.5 called the "second currency"), then the conversion shall be made at the Administrative Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the Administrative Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Administrative Agent or any Lender pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to the Administrative Agent and the Lenders any amount originally due to the Administrative Agent and the Lenders in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Administrative Agent and each of the Lenders is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Administrative Agent's and such Lender's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Administrative Agent and the Lenders in the first currency under this Credit Agreement, each of the Borrowers hereby jointly and severally agrees that it will indemnify the Administrative Agent and each of the Lenders against and save the Administrative Agent and each of the Lenders harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Borrower separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Administrative Agent or any Lender under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Administrative Agent and each such Lender, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this ss.12.5 shall survive the payment in full of all of the other obligations of the Borrower under this Credit Agreement.

                          13. THE ADMINISTRATIVE AGENT.

      13.1. Authorization.

            (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

            (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in
      Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

      13.2. Employees and Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      13.3. No Liability. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      13.4. No Representations.

            13.4.1. General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Parent or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Parent or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Parent or any of its Subsidiaries or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Parent or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            13.4.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in ss.10, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrowers' account shall have received notice from such Lender not less than five (5) days prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

      13.5. Payments.

            13.5.1. Payments to Administrative Agent. A payment by any Borrower or any Guarantor to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            13.5.2. Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            13.5.3. Delinquent Lenders. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Revolving Credit Loan or (b) to comply with the provisions of ss.15.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding

      Revolving Credit Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      13.6. Holders of Revolving Credit Notes. The Administrative Agent may deem and treat the payee of any Revolving Credit Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      13.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrowers as required by ss.15.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

      13.8. Administrative Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes as it would have were it not also the Administrative Agent.

      13.9. Resignation. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      13.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.13.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

                        14. ASSIGNMENT AND PARTICIPATION.

      14.1. Conditions to Assignment by Lenders.

            14.1.1. General Conditions. Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by
      it); provided that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, will not be unreasonably withheld; except that the consent of the Borrowers or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or
      (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount that is a whole multiple of $1,000,000 (or such lesser amount as shall constitute the aggregate holdings of such Lender) and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.14.3, be released from its obligations under this Credit Agreement.

            14.1.2. Assignment to Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make the Borrowers pursuant to ss.2.1 hereof, provided that (a) nothing herein shall constitute a commitment to make any Revolving Credit Loan by any SPV and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan, the Granting Lender shall be obligated to make such Revolving Credit Loan pursuant to the terms hereof. The making of a Revolving Credit Loan by a SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Credit Agreement for which a Granting Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPV and (ii) the Revolving Credit Loan Maturity Date, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this ss.14.1.2, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Credit Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPV to fund the Revolving Credit Loans made by such SPV or to support the securities (if any) issued by such SPV to fund such Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Credit Loans (other than financial statements referred to in ss.7.4 or ss.8.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPV. In no event shall any Borrower be obligated to pay to an SPV that has made a Revolving Credit Loan any greater amount than such Borrower would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Revolving Credit Loan.

      14.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

            (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Parent and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.6.4 and ss.7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

            (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (h) such assignee acknowledges that it has complied with the provisions of ss.4.3.3 to the extent applicable.

      14.3. Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

      14.4. New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes. Within five (5) days of issuance of any new Revolving Credit Notes pursuant to this ss.14.4, the Borrower shall deliver upon the request of the assignee Lender an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrowers.

      14.5. Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Facility Fee or Utilization Fee to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      14.6. Assignee or Participant Affiliated with the Borrowers. If any assignee Lender is an Affiliate of the Parent or any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.12.1 or ss.12.2, and the determination of the

Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Revolving Credit Loans. If any Lender sells a participating interest in any of the Revolving Credit Loans to a participant, and such participant is the Parent, a Borrower or an Affiliate of the Parent, a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.12.1 or ss.12.2 to the extent that such participation is beneficially owned by the Parent, a Borrower or any Affiliate of the Parent, a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Revolving Credit Loans to the extent of such participation.

      14.7. Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to ss.15.3 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this ss.14 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this ss.14. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers or Administrative Agent hereunder.

      14.8. Assignment by Parent or the Borrowers. None of the Parent nor any Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

      14.9. Increase in Total Commitment.

      (a) At the request of the Borrowers, the Total Commitment may be increased in the sole discretion of the Lenders; provided that, without the prior written consent of the Required Lenders, the Total Commitment shall at no time exceed $200,000,000 minus the aggregate amount of all reductions in the Total Commitment under this Credit Agreement previously made pursuant to ss.2.3 or ss.3.2.2. The Borrowers may request such increase by submitting a written request (a "Commitment Increase Request") to the Administrative Agent and the Lenders which Commitment Increase Request shall be consented to by the Administrative Agent. Such Commitment Increase Request shall be made not fewer than ten (10) Business Days prior to the proposed effective date of such increase, which Commitment Increase Request shall specify the amount of the proposed increase in the Total Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Request, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportion that its Commitment bears to the Total Commitment under this Credit Agreement, but no Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Request. On or prior to a date that is five (5) Business Days after receipt of the Commitment Increase Request, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitments in connection with such Commitment Increase Request (any such notice to the Administrative Agent being herein a "Lender Increase Notice"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such five (5) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrowers in the Commitment Increase Request, the Administrative Agent shall have the right, in consultation with the Borrowers, to allocate the amount of increases necessary to meet the Borrowers' Commitment Increase Request; provided, no Lender shall be allocated an amount less than its pro rata share of such increase based upon the proportion its Commitment bears to the Total Commitment under this Credit Agreement. In the event that the Lender Increase Notices are less than the amount requested by the Borrowers, no later than three (3) Business Days prior to the proposed effective date the Borrowers may notify the Administrative Agent of any commercial banks, other financial institutions or other Persons that shall have agreed to become a "Lender" party hereto (each, an "Acceding Lender") in connection with the Commitment Increase Request. Any Acceding Lender, and the amount of such Acceding Lender's proposed Commitment, shall be consented to by the Administrative Agent. If the Borrowers shall not have arranged any Acceding Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Borrowers shall be deemed to have reduced the amount of its Commitment Increase Request to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Acceding Lender, if applicable, the Administrative Agent shall notify the Borrowers and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Acceding Lender's Commitment after giving effect to the increase in the Total Commitment pursuant to this ss.14.9 (the "Effective Commitment Amount") and the amount of the Total Commitment, which amounts shall be effective on the following Business Day subject to the conditions set forth herein. Any increase in the Total Commitment under this Credit Agreement shall be subject to the following conditions precedent: (i) as of the date of the Commitment Increase Request and as of the proposed effective date of the increase in the Total Commitment under this Credit Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no Default or Event of Default shall have occurred and then be continuing; (ii) the Borrowers, the Administrative Agent and each Acceding Lender shall have agreed to provide a Commitment in support of such increase in the Total Commitment under this Credit Agreement and shall have executed and delivered an instrument of accession in a form reasonably acceptable to the Administrative Agent; (iii) counsel for the Borrowers shall have delivered to the Administrative Agent a supplemental opinion in form and substance reasonably satisfactory to the Administrative Agent; and (iv) the Borrowers and the Acceding Lender(s) shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such increase. Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Credit Agreement, the Administrative Agent shall promptly advise the Borrowers and each Lender of the effective date of such increase. Upon the effective date of any increase the Total Commitment under this Credit Agreement that is supported by an Acceding Lender, such Acceding Lender shall be a party to this Credit Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. In addition, on the effective date, the Administrative Agent shall replace the existing Schedule 1 attached hereto with a revised Schedule 1 reflecting such new Total Commitment and each Lender's Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

      (b) For purposes of this clause (b), (i) the term "Buying Lender(s)" shall mean (A) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Total Commitment under this Credit Agreement and (B) each Acceding Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Request, and (ii) the term "Selling Lender(s)" shall mean each Lender whose Commitment under this Credit Agreement is not being increased from that in effect prior to such increase in the Total Commitment under this Credit Agreement as the case may be. Effective on the effective date of any increase in the Total Commitment under this Credit Agreement pursuant to clause (a) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Revolving Credit Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Revolving Credit Loans shall equal such Selling Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Revolving Credit Loans under this Credit Agreement. Effective on the effective date of any increase in the Total Commitment under this Credit Agreement pursuant to clause (a) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Revolving Credit Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Revolving Credit Loans shall equal such Buying Lender's pro rata share (calculated based upon the

Effective Commitment Amounts) of the outstanding Revolving Credit Loans under this Credit Agreement. Such amount shall be payable on the effective date of the increase in the Total Commitment under this Credit Agreement by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Revolving Credit Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interests in such Revolving Credit Loans, except for participations which will be extinguished upon payment to the Selling Lender of any amount equal to the portion of the outstanding Revolving Credit Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for such Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Instrument of Accession with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or the other Loan Documents. Each of the Borrowers hereby jointly and severally agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurocurrency Rate Loans hereunder on the terms and in the manner set forth in ss.4.10.

                     15. PROVISIONS OF GENERAL APPLICATIONS.

      15.1. Setoff. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to any Borrower and any securities or other property of such Parent or Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Parent or Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE PARENT OR ANY BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Parent or any Borrower to such Lender, other than Indebtedness evidenced by the Revolving Credit Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Lender, and (b) if such Lender shall receive from any Parent or Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by such Lender by proceedings against the Parent or such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Revolving Credit Notes held by it. its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. If, for the purpose of exercising the right of setoff pursuant to this ss.15.1, it becomes necessary to convert any amount in Dollars or in any other currency into any other currency, such conversion shall be made as provided in the first sentence of ss.12.5.

      15.2. Expenses. Each of the Borrowers jointly and severally agrees to pay
(a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (such Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banker and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against such Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with such Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with Uniform Commercial Code searches or intellectual property searches. The covenants contained in this ss.15.2 shall survive payment or satisfaction in full of all other obligations.

      15.3. Indemnification. Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Revolving Credit Loans, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Parent or any of its Subsidiaries or in connection with the provisional honoring of funds transfers, checks or other items, (c) the Parent or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Parent and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of the otherwise indemnified party. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this ss.15.3 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.15.3 shall survive payment or satisfaction in full of all other Obligations.

      15.4. Treatment of Certain Confidential Information.

            15.4.1. Confidentiality. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Parent or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.15.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Parent or any of its Subsidiaries, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of ss.15.4 or (i) with the consent of the Parent or any Borrower.

            15.4.2. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Parent of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

            15.4.3. Other. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Parent or any of its Subsidiaries. The obligations of each Lender under this ss.15.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Parent or any of its Subsidiaries prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans from any Lender.

      15.5. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Parent or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Revolving Credit Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Parent or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Parent or such Subsidiary hereunder.

      15.6. Notices. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Domestic Borrower or any Guarantor, at 815 Chestnut Street, North Andover, Massachusetts 01845, Attention: William McCartney, Treasurer, with a copy to Robert Whalen, Jr., P.C., Goodwin Procter LLP, Exhange Place 02109, or at such other address for notice as such Person shall last have furnished in writing to the Person giving the notice;

            (b) if to any Foreign Borrower, at Kollergang 14, 6961 LZ Eerbeek, The Netherlands, Attention: Arjan Stokkel, Controller, with copies to William McCartney, Watts Industries, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, and to Robert Whalen, Jr., P.C., Goodwin Procter LLP, Exhange Place 02109, or at such other address for notice as the Foreign Borrower shall last have furnished in writing to the Person giving the notice;

            (c) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: John P. O'Loughlin, Director, with a copy to Marion Giliberti Barish, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

            (d) if to any Lender, at such Lender's address set forth on Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Revolving Credit Notes, even if otherwise required to be in writing under other provisions of this Credit Agreement or the Revolving Credit Notes, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement or the Revolving Credit Notes, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement or the Revolving Credit Notes.

      15.7. Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE PARENT AND THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE PARENT OR THE BORROWERS BY MAIL AT THE ADDRESS FOR SUCH PERSON(S) SPECIFIED IN ss.15.6. EACH OF THE PARENT AND THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      (b) The Foreign Borrower hereby irrevocably and unconditionally appoints CT Corporation Systems, with an office on the date hereof at 101 Federal Street, Suite 300, Boston, Massachusetts 02110 (the "Process Agent"), as its agent to receive on behalf of the Foreign Borrower and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such court of the Commonwealth of Massachusetts or any Federal court sitting therein and agrees promptly to appoint a successor Process Agent. In any such action or proceeding in such court of the Commonwealth of Massachusetts or Federal court sitting therein, such service may be made on the Foreign Borrower by delivering a copy of such process to the Foreign Borrower in care of the appropriate Process Agent at such Process Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to the Foreign Borrower at its address referred to in ss.15.6 (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid). The Foreign Borrower hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. As an alternate method of service, the Foreign Borrower also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such court of the Commonwealth of Massachusetts or any Federal court sitting therein by mailing of copies of such process to the Foreign Borrower by certified or registered air mail at its address referred to in ss.15.6. The Foreign Borrower hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (c) To the extent that the Foreign Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, the Foreign Borrower each hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Credit Agreement and the Revolving Credit Notes.

      (d) The Foreign Borrower hereby agrees that the waivers set forth in this ss.15.7 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.

      15.8. Headings. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      15.9. Counterparts. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

      15.10. Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.15.12.

      15.11. Waiver of Jury Trial. EACH OF THE PARENT AND THE BORROWERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS

OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE REVOLVING CREDIT LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Parent and the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Parent and the Borrowers (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      15.12. Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Parent or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

            (a) without the written consent of each of the Borrowers and each Lender directly affected thereby:

                  (i) reduce or forgive the principal amount of any Revolving
            Credit Loans, or reduce the rate of interest on the Revolving Credit Notes or the amount of the Facility Fee or the Utilization Fee (other than interest accruing pursuant to ss.4.11 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

                  (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment; and

                  (iii) postpone or extend the Revolving Credit Loan Maturity
            Date or any other regularly scheduled dates for payments of principal of, or interest on, the Revolving Credit Loans or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to ss.4.11, (B) any vote to rescind any acceleration made pursuant to ss.12.1 of amounts owing with respect to the Revolving Credit Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Revolving Credit Loans and other Obligations, including under ss.3.2.2, shall require only the approval of the Required Lenders);

            (b) without the written consent of all of the Lenders, (i) amend or waive this ss.15.12 or the definition of "Required Lenders" or (ii) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties;

            (c) without the written consent of the Swing Line Lender, amend or waive ss.2.6.2 or any other provision applicable to the Swing Line Lender; and

            (d) without the written consent of the Administrative Agent, amend or waive ss.13, the amount or time of payment of the Administrative Agent's Fee payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

      15.13. Severability. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                            [signature pages follow]

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                             WATTS INDUSTRIES, INC.


                             By: _______________________________
                                  Name:
                                  Title:

                             WATTS REGULATOR CO.


                             By: _______________________________
                                  Name:
                                  Title:

                             WATTS INDUSTRIES EUROPE B.V.


                             By: _______________________________
                                  Name:
                                  Title:

                             FLEET NATIONAL BANK, individually and as Administrative Agent


                             By: _______________________________
                                  Name:
                                  Title:

                             BANK OF AMERICA, N.A.


                             By: _______________________________
                                  Name:
                                  Title:

                             CITIZENS BANK OF MASSACHUSETTS


                             By: _______________________________
                                  Name:
                                  Title:

                             MELLON BANK, N.A.


                             By: _______________________________
                                  Name:
                                  Title:

                             FIRST UNION NATIONAL BANK


                             By: _______________________________
                                  Name:
                                  Title:

                             BROWN BROTHERS HARRIMAN & CO.


                             By: _______________________________
                                  Name:
                                  Title:

                             JPMORGAN CHASE BANK


                             By: _______________________________
                                  Name:
                                  Title:

                             KEYBANK NATIONAL ASSOCIATION


                             By: _______________________________
                                  Name:
                                  Title: